                               EXHIBIT 2
                               ---------

                 IN THE UNITED STATES BANKRUPTCY COURT

                      FOR THE DISTRICT OF ARIZONA

In re:                        )        In Proceedings Under Chapter 11
                              )
EDWARD J. SHOEN,              )        Case No. 95-1430-PHX-JMM
                              )
                Debtor.       )
                              )
- ------------------------------)
                              )
In re:                        )
                              )
JAMES P. SHOEN,               )        Case No. 95-1431-PHX-JMM
                              )
                Debtor.       )
                              )
- ------------------------------)
In re:                        )
                              )
AUBREY K. JOHNSON,            )        Case No. 95-1432-PHX-CGC
                              )
                Debtor.       )
                              )
- ------------------------------)
                              )
In re:                        )
                              )
JOHN M. DODDS,                )        Case No. 95-1433-PHX-RGM
                              )
                Debtor.       )
                              )
- ------------------------------)
                              )
In re:                        )
                              )
WILLIAM E. CARTY,             )        Case No. 1434-PHX-GBN
                              )        (Jointly Administered
                Debtor.       )        Case No. 95-1430-PHX-JMM)
                              )
- ------------------------------)

               DISCLOSURE STATEMENT FOR DEBTOR'S PLAN OF
               -----------------------------------------
              REORGANIZATION PROPOSED BY EDWARD J. SHOEN
              ------------------------------------------

DATED:     April 25, 1995

           John J. Dawson, Esq. (Az Bar No. 002786)
           Susan G. Boswell, Esq. (Az Bar No. 004791)
           Ronald E. Reinsel, Esq. (Az Bar No. 011059)
           STREICH LANG, P.A.
           Renaissance One
           Two North Central Avenue
           Phoenix, Arizona  85004-2391
           Attorneys for EDWARD J. SHOEN,
             Debtor and Debtor-In-Possession

I.    INTRODUCTION.
      ------------
           On February 21, 1995, Edward J. Shoen ("Debtor") filed
his voluntary petition under Chapter 11 of the Bankruptcy Code, thereby commencing this Chapter 11 bankruptcy case. The Debtor has prepared this Disclosure Statement in connection with the solicitation of acceptances of the "Debtor's Plan Of
                                    ----------------
Reorganization Proposed By Edward J. Shoen" (the "Plan").  A copy
- ------------------------------------------
of the Plan is attached to this Disclosure Statement as Exhibit "B", and is hereby incorporated by this reference.
           Capitalized terms used herein have the same meanings as
defined in the Plan and the Bankruptcy Code. Terms defined in this Disclosure Statement which are also defined in the Plan are solely for convenience; and the Debtor does not intend to change the definitions of those terms from the Plan.  If there is any
inconsistency between the Plan and this Disclosure Statement, the
Plan is, and will be, controlling.
II.   INFORMATION REGARDING PLAN AND DISCLOSURE STATEMENT.
      ---------------------------------------------------
           The objective of a Chapter 11 case is the confirmation
(i.e., approval by the Bankruptcy Court) of a plan of
 ----
reorganization.  A plan describes in detail (and in language appropriate for a legal contract) the means for satisfying the claims against, and interests in, a debtor.  After a plan has been filed, the holders of such claims and interests are permitted to vote to accept or reject the plan.  Before a debtor can solicit acceptances of a plan, Bankruptcy Code (SECTION)1125 requires the debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable those parties entitled to vote on the plan to make an informed judgment about the plan and whether they should accept or reject the plan.
           The purpose of this Disclosure Statement is to provide
sufficient information about the Debtor and the Plan to enable you to make an informed decision in exercising your right to accept or reject the Plan.  Therefore, this Disclosure Statement provides relevant information about the Debtor, his property, his financial situation, and the Plan.
           This Disclosure Statement will be used to solicit
acceptances of the Plan only after the Bankruptcy Court has entered an order approving this Disclosure Statement.  Bankruptcy Court approval of this Disclosure Statement means only that the
Bankruptcy Court has found that this Disclosure Statement meets the statutory requirement of Bankruptcy Code (SECTION)1125 to provide adequate information. Such approval by the Bankruptcy Court is not an opinion or ruling on any other merits of this Disclosure Statement;
and it does not mean that the Plan has been approved, or will be approved, by the Bankruptcy Court.
           After this Disclosure Statement has been approved by the Bankruptcy Court and there has been voting on the Plan, there will be a hearing on the Plan to determine whether it should be
confirmed.  At the hearing, the Bankruptcy Court will consider whether the Plan satisfies the various requirements of the
Bankruptcy Code.  The Bankruptcy Court also will receive and consider a ballot report prepared by the Debtor which will present a tally of the votes accepting or rejecting the Plan cast by those entitled to vote.  Once confirmed, the Plan is treated essentially as a new contract and is binding on all Creditors and other parties in interest in the Debtor's reorganization case.
           THIS DISCLOSURE STATEMENT IS NOT THE PLAN.
           FOR THE CONVENIENCE OF CREDITORS, THE PLAN IS
           SUMMARIZED IN THIS DISCLOSURE STATEMENT.  ALL
           SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY
           THE PLAN ITSELF, WHICH IS ATTACHED TO THIS
           DISCLOSURE STATEMENT.  IN THE EVENT OF ANY
           INCONSISTENCY BETWEEN THIS DISCLOSURE
           STATEMENT AND THE PLAN, THE PLAN WILL CONTROL.
           The Bankruptcy Court will hold a hearing on confirmation
of the Plan; and before that hearing the report of Ballots cast will be prepared and filed with the Bankruptcy Court.  Accordingly, all votes are important because they can determine whether the Plan will be confirmed.
III.  REPRESENTATIONS.
      ---------------
           This Disclosure Statement has not been subject to a
certified audit but has been prepared in part from information compiled by the Debtor from records maintained in the ordinary course of his personal financial affairs, from
information provided by AMERCO,<F3> a Nevada corporation (herein referred to as "AMERCO") or from information received from other third parties.  Every effort has been made to be as accurate as possible in the preparation of this Disclosure Statement.
           Other than as stated in this Disclosure Statement, the
Debtor has not authorized any representations or assurances
concerning: (i) the Debtor; (ii) his financial affairs and assets;
(iii) the operations of AMERCO pertaining only to the funding of the Plan by AMERCO in the satisfaction of the Shareholder
Plaintiffs' Claims; or (iv) the value of his assets. Therefore, in deciding to accept or reject the Plan, you should not rely on any information relating to the Debtor or the Plan other than that contained in this Disclosure Statement (or in the Plan itself).
You should report any unauthorized representations or inducements to counsel for the Debtor, who may present such information to the Bankruptcy Court for action as may be appropriate.
           This is a solicitation by the Debtor only and is not a
solicitation by his attorneys, agents, financial advisors,
accountants, or any other professionals employed by the Debtor.
IV.   VOTING PROCEDURES AND REQUIREMENTS.
      ----------------------------------
      A.   WHO IS ENTITLED TO VOTE.
           -----------------------
           If you are the holder of an Allowed Claim which is
"impaired" under the Plan, you are entitled to vote to accept or reject the Plan.  Accordingly, to be entitled to vote, your Claim must be both "allowed" and "impaired."
           1.   ALLOWED CLAIMS.
                --------------
           You have an Allowed Claim if: (i) you timely filed a proof of claim and no objection has been filed to your Claim;
(ii) you timely filed a proof of claim, an objection was filed to your Claim, and the Bankruptcy Court has ruled and allowed your Claim; (iii) your Claim is listed by the Debtor in his Schedules
(which are on file with the Bankruptcy Court as a public record) as liquidated

- --------------------------
<F3>    The Debtor is an officer and Director of AMERCO.  AMERCO and/or one or more of its subsidiaries or affiliates is providing the funding for satisfaction of the Shareholder Plaintiffs' claims as discussed more fully in Section V., infra.
                     -----
in amount and undisputed and no objection has been filed to your
Claim; or (iv) your Claim is listed by the Debtor in his Schedules as liquidated in amount and undisputed, an objection was filed to your Claim, and the Bankruptcy Court has ruled and allowed your
Claim.  If your Claim is not an Allowed Claim, it is a Disputed
Claim; and you will not be entitled to vote on the Plan unless the Bankruptcy Court temporarily or provisionally allows or estimates your Claim for voting purposes pursuant to Rule 3018, Federal Rules of Bankruptcy Procedure.  If you are uncertain regarding the status of your Claim, you should check the Bankruptcy Court record
carefully, including the Debtor's Schedules; and you should seek appropriate legal advice if you have any dispute with the Debtor.
The Debtor and his professionals cannot advise you about such matters.
           2.   IMPAIRED CLAIMS.
                ---------------
           Claims are "impaired" when the full amounts of the
Allowed Claims will not be paid under the Plan, or when the
holders' legal, equitable, or contractual rights are otherwise altered by the Plan.  Holders of Claims which are not "impaired"
under the Plan are deemed to have accepted the Plan pursuant to Bankruptcy Code (SECTION)1126(f); and their acceptances of the Plan need not be solicited.
      B.   PROCEDURES FOR VOTING.
           ---------------------
           1.   SUBMISSION OF BALLOTS.
                ---------------------
           All Creditors whose votes are solicited will be sent a Ballot (together with instructions for voting) with a copy of this Disclosure Statement, as approved by the Bankruptcy Court, and a copy of the Plan. You should read the Ballot carefully and follow the instructions contained therein. Please use only the Ballot which was sent with this Disclosure Statement. You should complete your Ballot and return it to:
                STREICH LANG, P.A.
                One Renaissance
                Two North Central Avenue
                Phoenix, Arizona  85004-2391
                Telephone Number:  (602) 229-5200
                Telefax Number:  (602) 229-5690
                Attn:  Ronald E. Reinsel, Esq.

           TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED AT
           THE ADDRESS LISTED ABOVE BY 5:00 P.M.,
           MOUNTAIN STANDARD TIME, ON [WILL INSERT DATE
                                      -----------------
           SET BY COURT ORDER].
           -------------------

           A properly addressed and stamped return envelope will be included with your Ballot. However, if the need arises, the telefax number where your Ballot must be returned also is given above.
           2.   EFFECT ON VOTING OF ELECTION OF CREDITOR
                ----------------------------------------
                SETTLEMENT OPTION.
                -----------------
           The Plan provides for an election by the Shareholder Plaintiffs whose Claims are classified in Classes 3A, 3B, 3C, 3D, 3E, 3F, and 3G to participate in the Accepting Creditor Settlement. The election is to be made at the time such Creditor casts his or her ballot to accept or reject the Plan. If the Creditor elects the Accepting Creditor Settlement, such Creditor is deemed to have accepted the Plan and the vote will count as an acceptance. A Creditor cannot, however, accept the Accepting Creditor Settlement and vote to reject the Plan.
           3.   INCOMPLETE BALLOTS.
                ------------------
           Unless otherwise ordered by the Bankruptcy Court, Ballots which are signed, dated, and timely received, but on which a vote to accept or reject the Plan has not been indicated, will be counted as a vote to accept the Plan.
           4.   WITHDRAWAL OF BALLOTS.
                ---------------------
           A Ballot, including any election therein, may not be withdrawn or changed after it is cast, unless the Bankruptcy Court permits you to do so after notice and a hearing to determine whether sufficient cause exists to permit the change.
           5.   QUESTIONS AND LOST OR DAMAGED BALLOTS.
                -------------------------------------
           If you have any questions concerning voting procedures, if your Ballot is damaged or lost, or if you believe you should have received a Ballot but did not receive one, you may contact Ronald E. Reinsel, Esq. at the address and telephone or telefax numbers listed above.

      C.   SUMMARY OF VOTING REQUIREMENTS.
           ------------------------------
           In order for the Plan to be confirmed, the Plan must be accepted by at least one impaired class of Claims. For a class of Claims to vote to accept the Plan, votes representing at least two-thirds (2/3) in amount and a majority in number of the Claims voted in that class must be cast for acceptance of the Plan. As more fully described in Article XII of this Disclosure Statement, the Debtor is seeking acceptances from holders of Allowed Claims in the following classes which are or may be "impaired" under the Plan, provided, however, that the Debtor will have the right to supplement
- -----------------------
this Disclosure Statement as to any other impaired classes, if any.
      CLASS     DESCRIPTION
      -----     -----------
      3         Stock Transfer Claims, including Classes 3A through
                3G inclusive
      4         General Unsecured Claims
      5         Punitive Damage Claim
      6         Securities Litigation Claims
      7         Stock Transfer Judgment Codebtor Claims

           IT IS IMPORTANT THAT HOLDERS OF ALLOWED
           IMPAIRED CLAIMS EXERCISE THEIR RIGHTS TO VOTE
           TO ACCEPT OR REJECT THE PLAN.

The specific treatment of each Class under the Plan is described in the Plan and is summarized in Article IX of this Disclosure
Statement.
           Bankruptcy Code (SECTION)1129(b) provides that, if the Plan is rejected by one or more impaired classes of Claims, the Plan (or any modification thereof) nevertheless may be confirmed by the
Bankruptcy Court if the Bankruptcy Court determines that the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting class or classes of Claims impaired under the Plan.
           A VOTE FOR ACCEPTANCE OF THE PLAN BY THOSE
           HOLDERS OF A CLAIM WHO ARE ENTITLED TO VOTE IS
           MOST IMPORTANT.  THE DEBTOR ASSERTS THAT THE
           TREATMENT OF CREDITORS UNDER THE PLAN IS THE
           BEST ALTERNATIVE FOR CREDITORS AND THE  DEBTOR
           RECOMMENDS THAT THE HOLDERS OF ALLOWED CLAIMS
           VOTE IN FAVOR OF THE PLAN.
V.    OVERVIEW OF THE PLAN.
      --------------------
           The following is a general overview of the Plan and
certain provisions of the Plan. This overview has been prepared to describe the Plan and some of its more pertinent provisions in basic terms; and the Debtor does not
offer it as a comprehensive analysis of the Plan, which is a complicated legal document.  A more extensive narrative of the Plan is provided in Article IX of this Disclosure Statement; but even that description is still a summary and is subject to and
controlled by the Plan itself.  If it is important to you to understand every nuance of the Plan as a complicated and precise legal contract, you are urged to read the Plan in its entirety and to consult with legal counsel to understand the Plan fully.
      A.   GENERAL STRUCTURE OF THE PLAN.
           -----------------------------
           The Plan proposes the reorganization of the Debtor and
his Estate.  The Debtor, when he becomes the Reorganized Debtor, will be responsible for all obligations of the Debtor as provided under the Plan. The Debtor proposes to implement the Plan by restructuring and satisfying his obligations to both his secured and unsecured creditors.
           1.   INCIDENT LEADING TO THE FILING OF THE
                -------------------------------------
                CHAPTER 11 CASE.
                ---------------
           On August 2, 1988, Leonard S. Shoen, Samuel W. Shoen,
M.D., Michael L. Shoen, Mary Anna Shoen Eaton, Cecilia M. Shoen
Hanlon, Katrina M. Shoen Carlson, Theresa Shoen Romero and the following Arizona corporations: L.S.S., Inc., Samwill, Inc.,
Mickl, Inc., Maran, Inc., Cemar, Inc., Kattydid, Inc., and Thermar,
Inc. (collectively the "Shareholder Plaintiffs"),<F3> instituted an action against Edward J. Shoen, Paul F. Shoen, James P. Shoen,
Aubrey K. Johnson, William E. Carty, and John M. Dodds, all of whom were directors of AMERCO at the time (the "Director Defendants").<F4>
The Shareholder Plaintiffs alleged various breaches of fiduciary duty and other unlawful conduct by the

- --------------------------
<F3>    The Shareholder Plaintiffs collectively own 18,254,976 shares of
AMERCO common stock. Before a 1988 stock sale (which was a subject of the Arizona Litigation) the Shareholder Plaintiffs owned approximately 49.66% of the common stock of AMERCO.

<F4>    The term "Director Defendants" is defined in the Plan as, and collectively comprises, Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds and William H. Carty who are the debtors in these jointly administered Chapter 11 cases. Paul F. Shoen was also a defendant in the Arizona Litigation, and is also a party against whom the Stock Transfer Judgment has been rendered. The Debtor is informed and believes, as the preparation date of the Plan, that Paul F. Shoen has not sought bankruptcy relief.

individual Director Defendants in their capacity as directors of AMERCO and sought equitable relief, compensatory damages, and punitive damages (the "Arizona Litigation").
           Prior to trial and pursuant to rulings by the Court in
the Arizona Litigation, the Shareholder Plaintiffs elected a remedy which requires a forced sale of all of their common stock in AMERCO to the Director Defendants.  The price was to be determined based on the value of those shares (the "Stock Transfer Claim" as defined in the Plan) as determined in the Arizona Litigation.<F5>
           On October 7, 1994, the jury in the Arizona Litigation
returned its verdict against the Director Defendants finding (in addition to liability) that the value of the Shareholder
Plaintiffs' shares of AMERCO stock was $81.12 per share or
approximately $1.48 billion.   The jury also awarded the
Shareholder Plaintiffs $70 million in punitive damages against the Debtor.
           On February 2, 1995, The Honorable Thomas Dunevant III, who presided over the Arizona Litigation, ruled, among other things, that the jury's award of damages against the Director
Defendants was excessive because it was based upon an excessive valuation of the Shareholder Plaintiffs' shares of stock.
Accordingly, a remittitur of the verdict against the Director
Defendants was granted and the verdict was reduced to $461,838,000 plus interest from February 14, 1995 at the rate of ten percent
(10%) per annum plus taxable costs (the "Stock Transfer Judgment").
In addition, the verdict against the Debtor for punitive damages was remitted to $7,000,000. The Shareholder Plaintiffs accepted these remitted amounts.
           Prior to entry of the Stock Transfer Judgment, the Debtor was solvent and paying his debts as they became due. However, the entry of the Stock Transfer Judgment, for which the Debtor is jointly and severally liable, caused the Debtor to become insolvent and in need of reorganization, and the Debtor and

- -------------------------
<F5>    At the time relevant to the complaint, AMERCO's common stock was privately held. Thus, the value of the Shareholder Plaintiffs'shares could not be determined by reference to stock reports.

the four other Director Defendants were forced to file petitions for protection under Chapter 11 of the Bankruptcy Code on February 21, 1995.
           The Stock Transfer Judgment provides for a judicially
ordered sale of the Shareholder Plaintiffs' AMERCO common stock. Specifically, the Stock Transfer Judgment provides that the Debtor and the other Director Defendants, jointly and severally, must pay the monetary obligations owing to the respective Shareholder
Plaintiffs under that judgment (i.e., the total principal amount of
                                ----
$461,838,000, plus accrued interest and taxable costs, as allocated to each of the Shareholder Plaintiffs according to each of their proportionate stock interests (defined in the Plan as the "Stock Transfer Judgment Amount")). In return, the Stock Transfer
Judgment requires all of the Shareholder Plaintiffs to transfer their AMERCO common stock to the Director Defendants or their designee.
           2.   SUMMARY OF PLAN.
                ---------------
           The Claims of the Shareholder Plaintiffs pursuant to the Stock Transfer Judgment are Disputed Claims with respect to the liability of the Debtor and the other Director Defendants for the
Stock Transfer Judgment Amount. The Debtor and the other Director Defendants have, among other remedies, unexpired rights to appeal the Stock Transfer Judgment Amount.  In addition, the Punitive
Damage Claim is a Disputed Claim, and the Debtor has already filed a notice appeal in the Arizona Court of Appeals with respect to the Punitive Damage Claim.
           The Debtor and the other Director Defendants hold indemnification claims against AMERCO which may apply to the Stock Transfer Judgment; and they have preserved and scheduled those indemnification claims in their respective Chapter 11 cases. At the same time, the Debtor and the other Director Defendants have not attempted to make demands upon and prosecute their
indemnification claims against AMERCO because:  (i) they believe that the enforcement of such indemnification claims against AMERCO probably would require protracted and expensive litigation against AMERCO and against other parties (e.g., various other AMERCO
                                  ----
stockholders) who may try to prevent AMERCO from performing its indemnification agreements with the Director Defendants;<F6> (ii) they believe that the eventual outcome of that litigation is uncertain;
and (iii) they believe that the ultimate collectibility of any indemnification judgment (if and when such a judgment is obtained) is uncertain.
           Pursuant to AMERCO's corporate bylaws, AMERCO has certain rights of first refusal with respect to certain sales of the Shareholder Plaintiffs' AMERCO common stock, including the purchase of that stock by the Debtor and the other Director Defendants.
Moreover, the Director Defendants' rights to purchase the Shareholder Plaintiffs' AMERCO common stock pursuant to the Stock Transfer Judgment may present a corporate opportunity which AMERCO is entitled to exercise.
           In the context of the facts and circumstances described above, the Debtor and the other Director Defendants, in cooperation with AMERCO, have proposed in their respective plans of reorganization the following funding and treatment of the Shareholder Plaintiffs' Disputed Claims under the Stock Transfer
Judgment:
           1. In full settlement and satisfaction of the Shareholder Plaintiffs' Disputed Claims under the Stock Transfer Judgment, on the Plan's Effective Date (as defined therein), the Debtor and the other Director Defendants will transfer to the Shareholder Plaintiffs (pursuant to the Stock Transfer Trust defined in the Plan) property having either a stipulated or adjudicated value equal to the full amount which the Shareholder Plaintiffs are entitled to recover from the insolvent estates of the Debtor and the other Director Defendants on account of the Shareholder Plaintiffs' Disputed Claims for the Stock Transfer
Judgment Amount. Specifically, the stipulated or adjudicated value of the property transferred will be $461,838,000, plus interest thereon at the rate of 10% per year from February 14, 1995 to and including the February 21, 1995

- -------------------------
<F6>    See Article IX(A) (Class 6) for a discussion of certain litigation
        ---
which is pending against the Debtor and the other Director Defendants arising out of the Stock Transfer Judgment and the possibility that AMERCO would indemnify the Debtor and the other Director Defendants for liability arising out of the Stock Transfer Judgment.

Petition Date, plus any taxable costs awarded in the Arizona Litigation (defined collectively as the "Shareholder Plaintiffs' Effective Date Payoff").<F7>
           2. Alternatively, and in lieu of their respective proportionate shares of the property comprising the Shareholder Plaintiffs' Effective Date Payoff, each of the Shareholder
Plaintiffs may elect to participate in the Accepting Creditor Settlement and receive discounted cash payments on the Effective
Date in full settlement and satisfaction of their respective
Disputed Claims. The total discounted cash payments available to the Shareholder Plaintiffs will be $350,000,000; and the Shareholder Plaintiffs voluntarily choosing to participate in the Accepting Creditor Settlement will receive shares of $350,000,000 in the same proportions as their otherwise applicable shares of the Shareholder Plaintiffs' Effective Date Payoff. If any Shareholder Plaintiffs accept the discounted cash payoff on the Effective Date, the Shareholder Plaintiffs' Effective Date Payoff will be reduced by what otherwise would be the proportionate share of each settling Shareholder Plaintiff.
           3. AMERCO will be the funding source of the property comprising the Shareholder Plaintiffs' Effective Date Payoff and the alternatively available discounted cash payments.
           4. On the Effective Date, all of the Shareholder Plaintiffs' AMERCO common stock will be transferred to an entity which will be designated prior to the Effective Date.
           5. The Punitive Damage Claim will be satisfied, when and if it becomes an Allowed Claim in any amount, in full, by payments of Cash or property either to the Disbursing Agent (if the Punitive Damage Claim has become as Allowed Claim at the time of payment) or to the Impoundment Trust (if the Punitive Damage Claim has not become an Allowed Claim at the time of Payment).
           Exclusive of the Shareholder Plaintiffs and/or their Disputed Claims under the Stock Transfer Judgment, the Debtor deals with the Claims of other

- -------------------------
<F7>    See Exhibit "A", which is attached to this Disclosure Statement
        ---
and is hereby incorporated herein, for a detailed description of the property which is going to be transferred to the Stock Transfer Trust in satisfaction of the Disputed Claims of the Shareholder Plaintiffs.

Creditors in the Plan.  With respect to these other Claims and Creditors, the Debtor proposes to implement the Plan by making payments from income earned after the Petition Date and/or by selling or transferring other assets of the Debtor or the Debtor's Estate--all as provided in the Plan and described in more detail below. The Debtor's implementation of the Plan will include, but is not limited to, obtaining final adjudications of any other Claims which are disputed Claims (whether by stipulations or after litigation and the exhaustion of appellate rights and remedies).
VI.   SIGNIFICANT EVENTS DURING THE REORGANIZATION CASES.
      --------------------------------------------------
      A.   JOINT ADMINISTRATION.
           --------------------
           On or about February 22, 1995, the Debtor and the other
Director Defendants filed a Joint Motion for the joint administration of their respective Chapter 11 cases or for the assignment of certain of the cases to the Honorable James M. Marlar pursuant to Bankruptcy
Local Rule 5005(c).<F8>  On March 30, 1995, the Bankruptcy Court
entered an Order administratively consolidating the five cases, with all matters to be docketed in Case No. 95-1430-PHX-JMM.
      B.   EMPLOYMENT OF PROFESSIONALS.
           ---------------------------
           As of the date of this Disclosure Statement, the Debtor
has employed Streich Lang, P.A. as the general bankruptcy counsel to the Debtor, which employment was approved by Order of the
Bankruptcy Court.
      C.   APPEAL OF PUNITIVE DAMAGE CLAIM.
           -------------------------------
           On or about March 23, 1995, the Debtor filed an appeal of
the Punitive Damage Claim with the Arizona Court of Appeals.
Because of the recent filing, briefs in support and opposition of the appeal have not been submitted.  Accordingly, it is not
possible to predict when the appeal will be resolved.
      D.   APPOINTMENT OF UNSECURED COMMITTEE.
           ----------------------------------
           On April 11, 1995, the United States Trustee appointed the Unsecured Committee, allegedly to represent the interests of the Unsecured Creditors.

- -------------------------
<F8>    At the time the Reorganization Cases were filed, the first two (and the lowest numbered cases--the Debtor's and James P. Shoen's) were assigned to Judge Marlar.

The Creditors appointed to the Unsecured Committee are all Shareholder Plaintiffs who are also insiders of the Debtor. In addition, the Shareholder Plaintiffs are not representative of the other general unsecured creditors. Accordingly, the Debtor and the other Director Defendants intend to object to the appointment.
      E.   PLAN AND DISCLOSURE STATEMENT.
           -----------------------------
           The Debtor and the other Director Defendants filed their
Plans within approximately sixty (60) days of the Petition Date.
      F.   COMPLAINT FOR INJUNCTIVE RELIEF.
           -------------------------------
           Contemporaneously with the filing of the Plan and this
Disclosure Statement, the Debtor and other Director Defendants filed a Complaint against AMERCO and the Shareholder Plaintiffs in the Bankruptcy Court seeking injunctive relief pertaining to the impending Shareholders' annual meeting and election of certain members of the AMERCO Board of Directors.  Specifically, the
Director Defendants are asking the Bankruptcy Court either to: (i)
maintain the status quo by enjoining AMERCO from holding the annual meeting until after the Plan has been confirmed, or (ii) enjoin the
Shareholder Plaintiffs from voting at such annual meeting on the election of members of the AMERCO Board of Directors.  The
Shareholder Plaintiffs had expressed (even after the Stock Transfer
Judgment was entered) and continue to express their desire to change management of AMERCO even though they will no longer be shareholders of AMERCO with voting rights.  Accordingly, since
AMERCO is funding the satisfaction of the Stock Transfer Claims, it is in the best interests of all Creditors of the Director
Defendants and AMERCO that there not be a disruption in management by shareholders who will shortly be divested of their stock through satisfaction in full of their Stock Transfer Claims.
VII.  THE PRESENT CONDITION OF THE DEBTOR IN CHAPTER 11.
      -------------------------------------------------
           Pursuant to the automatic stay of Bankruptcy Code
(SECTION)362(a), the Shareholder Plaintiffs are stayed from commencing collection actions against the Debtor to enforce the Stock Transfer
Judgment during the pendency of this case, or until the Bankruptcy
Court grants relief from the automatic stay.  In addition, by operation of the automatic stay the Director Defendants have unexpired appeal rights relating to the Stock Transfer Judgment.
During this time AMERCO is arranging the funding of the Plan with respect to the Stock Transfer Claim.  In addition, the Debtor is paying his post-petition obligations as they become due in the ordinary course of his personal financial affairs.  It is not anticipated that the Debtor will have any difficulty in continuing to do so throughout the pendency of this case.
VIII.      THE ANTICIPATED FUTURE OF THE DEBTOR.
           ------------------------------------
           Once the Stock Transfer Claim is satisfied and
extinguished pursuant to the Plan, the Debtor will once again be solvent and able to pay his debts as they become due.  The Debtor, after satisfaction of the Stock Transfer Claim, will be able to satisfy all of his obligations other than the Stock Transfer
Judgment from his assets and future income.  In addition, the
Debtor anticipates that after the Effective Date his future income and other assets will enable him to remain solvent and continue to pay his debts as they become due.  Thus, the Debtor will not need any further financial reorganization.
IX.     DESCRIPTION OF THE PLAN.
        -----------------------
           The following is a general description of the Plan and
certain provisions of the Plan.  This description has been prepared to describe the Plan and some of its more pertinent provisions in basic terms; and the Debtor does not offer it as a comprehensive analysis of the Plan, which is a complicated legal document.  If it is important to you to understand every nuance of the Plan as a complicated and precise legal contract, you are urged to read the
Plan in its entirety and to consult with legal counsel to
understand the Plan fully.
           The following description of the Plan is for
informational purposes only and does not purport to change or supersede any of the specific contractual language of the Plan.
THE PLAN IS CONTROLLING IN THE EVENT OF ANY INCONSISTENCY BETWEEN
THE CONTENTS OF THE PLAN AND THE CONTENTS OF THIS DISCLOSURE
STATEMENT.
      A.   CLASSIFICATION AND TREATMENT OF CLAIMS UNDER THE PLAN.
           -----------------------------------------------------
           CLASS 1:  ADMINISTRATIVE CLAIMS.  The Class 1 Claims will
           -------------------------------
be all Claims which are Administrative Claims, including all
Professional Charges of Chapter 11 professionals.  The holder of every Class 1 Administrative Claim will
be paid fully and in cash on the Effective Date if the Claim is then an
Allowed Claim, or fully and in cash (including any interest allowed by the Bankruptcy Court) when and if the Claim becomes an Allowed Claim after the Effective Date, or as otherwise agreed in writing by the holder of the Allowed Claim or ordered by the Bankruptcy Court.  Every
Allowed Class 1 Claim for an operating expense of the Debtor incurred in the ordinary course of the Debtor's business will be paid fully and in cash in the ordinary course of such business.
The likely sources of the payments of all Allowed Class 1
Administrative Claims will be:  (a) AMERCO, as to Professional
Charges; and (b) the Debtor's post-petition income, as to all other
Class 1 Administrative Claims.  Accordingly, Class 1 Administrative
Claims are UNIMPAIRED pursuant to the Plan and Bankruptcy Code
           ----------
(SECTION)1124, 11 U.S.C. (SECTION)1124.
           CLASS 2:  PRIORITY UNSECURED CLAIMS.  The Class 2 Claims
           -----------------------------------
will be all Claims which are Priority Unsecured Claims.  The likely sources of the payments of all such Allowed Claims, if there are any such Allowed Claims, will be the Debtor's post-petition income.
The holder of every Class 2 Priority Unsecured Claim will be paid:
(i) fully and in cash on the Effective Date if the Claim is then an
Allowed Claim; (ii) fully and in cash (including any interest allowed by the Bankruptcy Court) when and if the Claim becomes an
Allowed Claim after the Effective Date; (iii) fully and in cash
(including any interest allowed by the Bankruptcy Court) with respect to any Allowed Claim for unpaid taxes of the kind provided in Bankruptcy Code (SECTION)507(a)(8), 11 U.S.C. (SECTION)507(a)(8),
provided, however, that as permitted by Bankruptcy Code (SECTION)1129(a)(9),
- -----------------------
11 U.S.C. (SECTION)1129(a)(9), any such Allowed Claim will be paid in deferred quarterly cash payments of principal and market rate interest payable in arrears over a period of six (6) years from and after the date of assessment of such Claim; or (iv) as otherwise agreed in writing by the holder of the Allowed Claim or ordered by the
Bankruptcy Court.  Any disputes between the Debtor and the
Creditors holding Priority Unsecured Claims will be resolved by the
Bankruptcy Court at, or in conjunction with, the Confirmation
Hearing.  The Debtor proposes eight percent (8%) per year as an appropriate market rate of interest.  Accordingly, Class 2 Claims are UNIMPAIRED
    ----------
pursuant to the Plan and Bankruptcy Code (SECTION)1124, 11 U.S.C. (SECTION)1124. The Debtor has scheduled $244,000 in unliquidated, contingent and disputed Unsecured Priority Claims.
           CLASS 3:  STOCK TRANSFER CLAIMS.
           -------------------------------
                CLASS 3A:  L.S. SHOEN AND/OR LSS, INC. STOCK TRANSFER CLAIMS.
                ------------------------------------------------------------
      The Class 3A Claims will be all Claims of L.S. Shoen and/or LSS, Inc. which are Stock Transfer Claims.
                CLASS 3B:  SAMUEL W. SHOEN AND/OR SAMWILL, INC. STOCK TRANSFER
                --------------------------------------------------------------
      CLAIMS.  The Class 3B Claims will be all Claims of Samuel W. Shoen
      ------
      and/or SAMWILL, Inc. which are Stock Transfer Claims.
                Class 3C:  MICHAEL L. SHOEN AND/OR MICKL, INC. STOCK TRANSFER
                -------------------------------------------------------------
      CLAIMS.  The Class 3C Claims will be all Claims of Michael L. Shoen
      ------
      and/or MICKL, Inc. which are Stock Transfer Claims.
                CLASS 3D:  MARY ANNA EATON AND/OR MARAN, INS. STOCK TRANSFER
                ------------------------------------------------------------
      CLAIMS.  The Class 3D Claims will be all Claims of Mary Anna Eaton
      ------
      and/or MARAN, Inc. which are Stock Transfer Claims.
                CLASS 3E:  CECILIA HANLON AND/OR CEMAR, INS. STOCK TRANSFER
                -----------------------------------------------------------
      CLAIMS.  The Class 3E Claims will be all Claims of Cecilia Hanlon
      ------
      and/or CEMAR, Inc. which are Stock Transfer Claims.
                CLASS 3F:  THERESA ROMERO AND/OR THERMAR, INC. STOCK TRANSFER
                -------------------------------------------------------------
      CLAIMS.  The Class 3F Claims will be all Claims of Theresa Romero
      ------
      and/or THERMAR, Inc. which are Stock Transfer Claims.
                CLASS 3G:  KATRINA CARLSON AND/OR KATTYDID, INC. STOCK TRANSFER
                ---------------------------------------------------------------
      CLAIMS.  The Class 3G Claims will be all Claims of Katrina Carlson
      ------
      and/or KATTYDID, Inc. which are Stock Transfer Claims.
           The description of the treatment of the Stock Transfer
Claims and of the source of funding to satisfy the Stock Transfer
Claims is set forth in detail in Exhibit "A" which is attached hereto and by this reference incorporated herein.  The Class
3A - 3G Claims are IMPAIRED pursuant to the Plan.  The Class 3A - 3G
                   --------
Claims collectively, if allowed in full, are $461,838,000 plus interest at the rate of ten percent (10%) per year from February 14, 1995 to the Petition Date and taxable costs.
           CLASS 4:   GENERAL UNSECURED CLAIMS.  The Class 4 Claims
           -----------------------------------
will be all Claims which are General Unsecured Claims.  Holders of
Allowed Class 4 Claims will be paid in full, along with a market rate of interest, in three installments:  1) on the Effective Date;
2) on or before the six (6) month anniversary of the Effective
Date; and 3) on or before the one (1) year anniversary of the
Effective Date.  These payments will be pro rata distributions and
                                        --------
subject to reserves for Class 4 Claims which may be Disputed
Claims.  As an appropriate market rate of interest the Debtor has proposed eight percent (8%) per year; however, any dispute as to an appropriate market rate of interest will be resolved by the
Bankruptcy Court at, or in conjunction with, the Confirmation
Hearing.
           The likely source of the payments of the Allowed Class 4
General Unsecured Claims will be the Debtor's post-petition income.
The General Unsecured Claims which comprise the Class 4 Claims are
IMPAIRED pursuant to the Plan.  The Debtor has scheduled
- --------
approximately $55,302 in unliquidated, contingent and disputed
Class 4 Claims.
           CLASS 5:  PUNITIVE DAMAGE CLAIMS.  Class 5 Claims will be
           --------------------------------
all Claims which comprise the Punitive Damage Claim.  The Punitive
Damage Claim is a Disputed Claim and will be treated and paid (if, when, and to the extent it is an Allowed Claim) pursuant to Class
5 under the Plan as follows:  on the Effective Date, and annually for ten years thereafter, the Debtor will pay into an Impoundment
Trust money or property which will be sufficient to amortize and pay in full the Punitive Damages Claim, including a market-rate of interest (from the Effective Date), over a period of ten years.
Subject to such amortization, the entire unpaid balance, together with any unpaid interest, will be fully due and payable on the tenth (10th) anniversary of the Effective Date.  When and if the
Punitive Damage Claim becomes an Allowed Claim, the deposits in the
Impoundment Trust (including any interest thereon) will be
disbursed pro rata to the Creditors holding the Punitive Damage
          --------
Claim based upon their proportionate
interests in the Impoundment Trust.  Thereafter, if the Punitive Damage
Claim has not been fully paid pursuant to the Plan, the payment to the holders of the Allowed Claim will be paid directly, and the Impoundment Trust will terminate. If the Debtor has deposited property (as opposed to money) into the Impoundment Trust, the Reorganized Debtor will have ninety (90) days after the Punitive Damage Claim becomes an Allowed
Claim to sell, liquidate or otherwise dispose of such property and pay cash equal to the value of the property to the Impoundment
Trust prior to its distribution to the holders of Allowed Claims.
           The Debtor has proposed eight percent (8%) per year as an appropriate market interest rate for the Punitive Damage Claim;
however, any dispute regarding the appropriate market interest rate will be resolved by the Bankruptcy Court at, or in conjunction with, the Confirmation Hearing.
           The likely source of the payments of the Punitive Damage
Claim will be the future income and property of the Debtor.  The
Punitive Damage Claim which comprises the Class 6 Claim is IMPAIRED
                                                           --------
pursuant to the Plan.  The punitive damages awarded in the Arizona
Litigation, which the Debtor scheduled in the amount of $7,000,000, are unliquidated, contingent and disputed Class 5 Claims.  The
Punitive Damage Claim is on appeal.
           CLASS 6:   SECURITIES LITIGATION CLAIMS.  The Class 6
           ---------------------------------------
Claims will be all Claims which are Securities Litigation Claims.
The Securities Litigation Claims, which are Disputed Claims, will be treated and paid (when, if, and to the extent that they are
Allowed Claims) pursuant to Class 6 of the Plan, are subject to subordination pursuant to Bankruptcy Code (SECTION)510(b), 11 U.S.C. (SECTION)510(b), and will be subordinated to all other Claims for purposes of distribution under the Plan. The Securities Litigation Claims are Disputed Claims that were asserted subsequent to the jury's verdict in the Arizona Litigation.  Specifically, certain holders of preferred stock in AMERCO (collectively, the "Nevada
Plaintiffs") filed four (4) separate lawsuits against AMERCO, the
Debtor, and certain of the other Director Defendants in the United
States District Court for the District of Nevada (collectively, the
"Securities Litigation").  The Nevada Plaintiffs primarily seek relief for alleged securities violations arising from
the purchase and sale of AMERCO preferred stock.  One of the four (4)
lawsuits comprising the Securities Litigation is a derivative action purportedly brought on behalf of AMERCO (the "Derivative Lawsuit")
wherein the plaintiffs also sought an injunction in the Nevada
District Court (the "Injunction Proceedings") to prevent AMERCO from indemnifying any of the Director Defendants from any liability arising from the Arizona Litigation.
           The Securities Litigation and the Injunction Proceedings
were stayed by the filing of the Chapter 11 reorganization cases pursuant to 11 U.S.C. (SECTION)362(a); and the plaintiffs in the Derivative Lawsuit have agreed to stay the Injunction Proceedings pursuant to a standstill agreement with the Debtor and the other defendants.
           The Debtor believes that the claims asserted in the
Securities Litigation are unfounded, disputes the Securities
Litigation Claims, and believes that there will be no recovery on the Securities Litigation Claims when and if those claims are finally adjudicated.  As, when, and to the extent that a Securities
Litigation Claim becomes an Allowed Claim, it will be treated and paid, with an allowed market rate of interest, over a period of ten
(10) years.  The Debtor has proposed eight percent (8%) as an appropriate market interest rate which, if there is a dispute, will be resolved by the Bankruptcy Court at, or in conjunction with, the Confirmation Hearing.
           The likely source of the payments of the Securities
Litigation Claim will be, to the extent that such Claim is not satisfied through any right of contribution, reimbursement, or payment by any other party or entity, the post-petition income and property of the Debtor.  The Securities Litigation Claims which comprise the Class 6 Claim are IMPAIRED pursuant to the Plan.
                               --------
           CLASS 7:   STOCK TRANSFER JUDGMENT CODEBTOR CLAIMS.
           --------------------------------------------------
Class 7 Stock Transfer Judgment Codebtor Claims will be all Claims against the Debtor which are asserted by the Creditor to arise from rights of contribution or reimbursement (including, but not limited to, subrogation rights) with respect to payment and/or settlement and satisfaction of the Stock Transfer Judgment.  In light of the treatment of the Stock Transfer Claims provided in the Plan, the
Debtor does not believe that there are (or will be) any Stock
Transfer Judgment Codebtor Claims which are (or will become)
Allowed Claims against the Debtor.  Such claims, if any, until allowed, will be Disputed Claims, and no distributions of any kind will be made on account of any Stock Transfer Judgment Codebtor
Claims.
           As, when, and to the extent that the Stock Transfer
Judgment Codebtor Claims become Allowed Claims, they will be treated and paid in full, including any accrued interest thereon, in equal annual installments by the tenth (10th) anniversary of the
Effective Date.  Subject to the above-stated amortization
provisions, the entire unpaid balance of all Stock Transfer
Judgment Codebtor Claims (if any) which become Allowed Claims, including any unpaid interest, will be due and payable on the tenth
(10th) anniversary of the Effective Date.
           The Stock Transfer Judgment Codebtor Claims (if allowed)
will bear interest at a market rate of interest from and after the later of:  (i) the Effective Date; or (ii) the date on which the
Claim becomes an Allowed Claim.  If there is any dispute between the Debtor and the Creditors holding such Claims regarding the appropriate market interest rate, that dispute will be resolved by the Bankruptcy Court at, or in conjunction with, the Confirmation
Hearing.  As an appropriate market interest rate, the Debtor proposes eight percent (8%) per year.
           To the extent that any Allowed Stock Transfer Judgment
Codebtor Claim is not satisfied by or through any rights to
contribution, reimbursement, or payment by any other individual or entity (all of which the Debtor and the Reorganized Debtor
expressly reserve), the likely source of the payments of any
Allowed Securities Litigation Claim will be the post-petition income and property of the Reorganized Debtor.  The Stock Transfer
Judgment Codebtor Claims which comprise the Class 7 Claims are
IMPAIRED pursuant to the Plan.
- --------
           CLASS 8:   DEBTOR'S EQUITY INTEREST.  The Class 8 equity
           -----------------------------------
interest will be the equity interest of the Debtor, who is an individual.  Subject to the provisions of the Plan providing for payment in full of the Creditors holding the Allowed Claims in
Classes 1 through 7, the Debtor will retain all of his equity interest which will revest in the Reorganized Debtor on the
Effective Date.  The Class 8 equity interest is or may be
UNIMPAIRED pursuant to the Plan.
- ----------
      B.   SUMMARY OF OTHER PLAN PROVISIONS.
           --------------------------------
           1.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.
                -----------------------------------------------------

           Before the Confirmation Hearing, the Debtor will file one
or more motions identifying the Executory Contracts which he intends to assume as of the Confirmation Date and those which he intends to reject as of the Confirmation Date; and such motions and the Bankruptcy Court's orders thereon will be deemed incorporated in the Plan.  All Executory Contracts which are assumed will be vested in the Reorganized Debtor as of the Effective Date.
           2.   EFFECTIVE DATE OF THE PLAN.
                --------------------------
           The "Effective Date" of the Plan determines when the performance of many of the obligations under the Plan are due. The Effective Date is defined in the Plan. The Debtor expects that the Plan will be effective by the first Business Day (as defined herein) after January 1, 1996 (although nothing in the Plan
prohibits an earlier or later Effective Date as the circumstances of the case may permit or require). In light of the provisions regarding the Shareholder Plaintiffs' Effective Date Payoff or the alternative discounted cash payments, the Plan will be substantially consummated on the Effective Date.
           3.   MEANS FOR IMPLEMENTATION OF THE PLAN.
                ------------------------------------
           Whenever the Plan requires a payment (whether by payment
of Cash or transfer of property) to be made, such payment will be deemed made and effective upon tender thereof by the Debtor or the Reorganized Debtor to the Creditor to which payment is due, or in the case of the Stock Transfer Trust, when the transfer by AMERCO of the Stock Transfer Trust Property is completed. If any Creditor refuses a tender, the amount tendered and refused will be held by the Debtor, or the Reorganized Debtor, or the Stock Transfer Trust
for the benefit of that Creditor pending final adjudication of the dispute. However, when and if the dispute is finally adjudicated and the Creditor receives the funds or property previously tendered and refused, the Creditor will be obliged to apply the funds or property in accordance with the Plan as of the date of the tender;
and while a dispute is pending and after adjudication thereof, the Creditor will not have the right to claim interest or other charges on account of the tendered amount or to exercise any other right which would be enforceable by the Creditor if the Debtor failed to pay the tendered payment, or make the tendered property transfer.
           4.   PROVISIONS REGARDING DISTRIBUTIONS UNDER THE PLAN.
                -------------------------------------------------
           No payments or other distributions will be made to
Creditors unless and until their Claims are Allowed Claims.  Under the Plan, the Debtor or the Reorganized Debtor can object to the allowance of any Claim which is not already an Allowed Claim on the Confirmation Date. If the Debtor objects to a Claim, the Claim will be treated as a Disputed Claim until the objection has been settled or fully adjudicated, although the Bankruptcy Court may estimate or temporarily allow the Disputed Claim (e.g., for
                                                  ----
purposes of voting).
           5.   CLAIMS AGAINST THIRD PARTIES.
                ----------------------------
           Under the Plan, the Debtor will retain any and all
claims, actions, defenses, counterclaims, setoffs, and recoupments belonging to the Debtor or his Estate. As such, the Debtor may enforce, compromise, settle, release, or otherwise dispose of such rights and claims as he may deem appropriate in his considered business judgment, including, without limitation, any and all claims, actions, defenses, counterclaims, setoffs, and recoupments held by the Debtor or its Estate against:  (i) any other Person against which the Debtor or the Reorganized Debtor may hold a claim; and (ii) any governmental unit for tax protests and similar claims. Notwithstanding the above-stated reservation of rights, and the powers to exercise those rights, and when and if requested by AMERCO, the Reorganized Debtor will transfer and assign to
AMERCO, wholly or in part, all rights of contribution or
reimbursement against other individuals or entities arising from or related to the Stock Transfer Judgment. Such assigned rights will or may include, without limitation, all Claims (if any) of the
Debtor and the other Director Defendants against each other which otherwise would be (or might be) Stock Transfer Judgment Codebtor Claims and all similar rights and claims against Paul F. Shoen, provided, however, that any rights and claims against Paul F. Shoen
- -----------------------
first will be set off and recouped by the Debtor and the
Reorganized Debtor against any Stock Transfer Judgment Codebtor
Claim which that individual may assert.
           6.   MODIFICATION OF THE PLAN.
                ------------------------
           The Debtor or the Reorganized Debtor may modify the Plan from time to time in accordance with, and pursuant to, Bankruptcy
Code (SECTION)1127.
           7.   DISCHARGE OF THE DEBTOR.
                -----------------------
           Unless otherwise expressly stated in the Plan,
distributions to holders of Claims under the Plan are in full discharge and satisfaction of those Claims against the Debtor. Moreover, on the Effective Date of the Plan, all Claims against the Debtor which arose prior to the entry of the Confirmation Order will be discharged pursuant to Bankruptcy Code (SECTION)1141(d). Accordingly, except for performance of the Plan, holders of Claims cannot assert any further Claims against the Debtor based on any such discharged Claims and any rights, remedies, demands, damages, or liabilities of any kind arising from or related to any such discharged Claims.
           8.   RETENTION OF JURISDICTION.
                -------------------------
           The Plan provides that the Bankruptcy Court will (or may) retain jurisdiction over certain matters, including, without limitation: (i) determining the allowance and payment of Claims;
(ii) determining any disputes regarding the interpretation of any provision of the Plan; (iii) enforcing any provision of the Plan;
(iv) adjudicating any causes of action or other proceedings pending in the Bankruptcy Court or otherwise referenced in the Plan;
(v) entering a final decree; (vi) implementing and enforcing the Confirmation Order; (vii) determining any motions regarding assumption or rejection of Executory Contracts, including unexpired leases; and (viii) hearing and adjudicating any motions, adversary actions, contested matters or disputes regarding the organization of, the funding of, or the settlement of, the Stock Transfer Trust, if the Debtor is a party or real party-in-interest to the dispute.
           9.   VESTING.
                -------
           As of the Effective Date, the Reorganized Debtor will be vested with all property of the Debtor and its Estate, free and clear of all Claims, liens, security interests, assignments, encumbrances, charges, and other interests of Creditors (except those Creditors whose Claims have been restructured and/or whose liens survive as provided in the Plan, and except where the
Bankruptcy Court has retained jurisdiction regarding any specified matter). After the Effective Date, the Reorganized Debtor will be free of any restrictions imposed by the Bankruptcy Code.
           10.  SUCCESSORS AND ASSIGNS.
                ----------------------
           The rights and obligations of any holder of a Claim
referred to in the Plan will bind and inure to the benefit of that holder's successors, assigns, heirs, devisees, executors, and personal representatives.
           11.  PREFERENCE ANALYSIS.
                -------------------
           The Debtor does not believe that there are any
transactions subject to recovery or avoidance as preferences pursuant to Bankruptcy Code (SECTION)547.  Furthermore, the Debtor
does not
believe that there have been any transactions between the Debtor and his insiders within one (1) year before the Petition Date in which any insider has received any avoidable transfer from the
Debtor.
X.    CERTAIN INCOME TAX CONSEQUENCES.
      -------------------------------
           Under the Internal Revenue Code of 1986, as amended (the "Code"), there may be federal income tax issues arising under the
Plan described in this Disclosure Statement.  It is not practicable to present a detailed explanation of the possible federal income tax ramifications of the Plan, particularly in light of differences in the nature of the Claims of various Creditors, their methods of tax accounting, and prior actions taken by Creditors with respect to their Claims.  The federal income tax consequences to any particular Creditor may be affected by special considerations unique to that Creditor and certain types of Creditors may be subject to special tax rules.
           THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES
OF THE PLAN ARE COMPLEX AND, IN MANY AREAS, UNCERTAIN.
ACCORDINGLY, ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THE FEDERAL, STATE, AND LOCAL
TAX CONSEQUENCES OF THE PLAN WITH RESPECT TO SUCH HOLDER.  NEITHER
THE DEBTOR NOR THE DEBTOR'S COUNSEL MAKES ANY REPRESENTATIONS
REGARDING THE PARTICULAR TAX CONSEQUENCES OF CONFIRMATION AND CONSUMMATION OF THE PLAN AS TO ANY CREDITOR.
XI.     INTEREST RATE ANALYSIS.
        ----------------------
           The Debtor believes that, wherever the Plan provides for post-Effective Date interest payments to the various Classes of Creditors (other than interest payments which the Shareholder Plaintiffs may receive from the Stock Transfer Trust Property), the Debtor has proposed appropriate market interest rates. Since the Shareholder Plaintiffs (whether they are beneficiaries of the Stock Transfer Trust or accept the Creditor Settlement Option) are not receiving deferred payments pursuant to the Plan, this discussion of interest rates does not apply to such Shareholder Plaintiffs. Moreover, the interest rates proposed by the Debtor in the Plan are offered rates. If there is a dispute regarding whether any interest rate proposed by the Debtor is an appropriate market interest rate, the final determination will be made by the
Bankruptcy Court at or in conjunction with the Confirmation
Hearing; and the Reorganized Debtor will pay what the Bankruptcy
Court determines to be the market interest rate(s).
           Accordingly, the Debtor has proposed eight percent (8%)
per year as the appropriate market interest rate for the Class 2 Priority Unsecured Claims; the Class 4 General Unsecured Claims;
the Class 5 Punitive Damage Claim; the Class 6 Securities
Litigation Claims; and the Class 7 Stock Transfer Judgment Codebtor Claims. The Debtor considers that proposed interest rate to be commensurate with the legitimate expectations of unsecured
Creditors regarding payment of their Claims, the general market conditions bearing on claims of this type, and the present value thereof on the Effective Date.
XII.  CONFIRMATION OF THE PLAN.
      ------------------------
      A.   CONFIRMATION HEARING.
           --------------------
           Pursuant to Bankruptcy Code (SECTION)1128(a), the Bankruptcy Court will hold a hearing regarding confirmation of the Plan at the time and place determined by the Bankruptcy Court with notice to all Creditors, the Debtor and other interested parties.
      B.   OBJECTIONS TO CONFIRMATION OF THE PLAN.
           --------------------------------------
           Bankruptcy Code (SECTION)1128(b) provides that any party in interest may object to confirmation of a plan. Any objection(s) to confirmation of the Plan must be in writing; must state with specificity the grounds for any such objections; and must be filed with the Bankruptcy Court and served upon the following parties so as to be received on or before the time fixed by the Bankruptcy Court:
Debtor:         STREICH LANG, P.A.
                One Renaissance
                Two North Central Avenue
                Phoenix, Arizona  85004-2391
                Telefax Number:  602-229-5690
                Attention:  Ronald E. Reinsel, Esq.

United States
Trustee:        OFFICE OF THE UNITED STATES TRUSTEE
                Department of Justice
                Adrianne Kalyna, Esq.
                320 North Central Avenue, Suite 100
                Phoenix, Arizona  85004-2196


      C.   REQUIREMENTS FOR CONFIRMATION OF THE PLAN.
           -----------------------------------------
           For the Plan to be confirmed, the Plan must satisfy the requirements stated in Bankruptcy Code (SECTION)1129. In this regard, the Plan must satisfy, among other things, the following requirements:
           1.   BEST INTERESTS OF CREDITORS AND LIQUIDATION ANALYSIS.
                ----------------------------------------------------

           Pursuant to Bankruptcy Code (SECTION)1129(a)(7), for the Plan to be confirmed, it must provide that Creditors will receive at least as much under the Plan as they would receive in a liquidation of the Debtor under Chapter 7 of the Bankruptcy Code. Because all
Creditors will have their Allowed Claims satisfied in full pursuant to the Plan (together with appropriate market rates of interest from and after the Effective Date or the date of allowance), the Debtor believes that the distributions to Creditors under the Plan will exceed the recoveries which Creditors would receive in a Chapter 7 liquidation of the Debtor and its Estate.

           The Debtor is insolvent, and the Debtor will fund
payments under the Plan (other than payments to the Shareholder
Plaintiffs pursuant to the Stock Transfer Judgment) not only by selling or transferring assets of the Debtor or the Estate, but also by making payments from post-petition income. The Debtor's post-petition income would not be available to pay Allowed Claims in a Chapter 7 liquidation of the Debtor's Estate.  In addition,
Creditors holding General Unsecured Claims would not receive interest on those Claims in a Chapter 7 liquidation.  Thus,
Creditors with General Unsecured Claims will receive more under the Debtor's Plan than they would in a Chapter 7 liquidation.
           There is no guarantee that AMERCO would or could
indemnify the Debtor and the other Director Defendants for the
Stock Transfer Judgment in a Chapter 7 case. In light of facts and circumstances discussed in preceding sections of this Disclosure
Statement, enforcement of any such indemnification rights against
AMERCO by a Chapter 7 Trustee is questionable. Without AMERCO's cooperation and agreement to fund the treatment of the Stock
Transfer Claim through the Director Defendants' Chapter 11
reorganization cases, a Chapter 7 Trustee would not be able to satisfy the Stock Transfer Judgment in a Chapter 7 liquidation.
Thus, the Shareholder Plaintiffs will receive more through the
Debtor's Plan than they would in a Chapter 7 liquidation.
           Based on the above analysis, the Debtor asserts that the
Plan provides an equal or better return to Creditors than they could otherwise receive under Chapter 7 and, thus, the "best interests of creditors" test has been satisfied.  Notwithstanding the Debtor's belief that the Plan provides an equal or better return to Creditors than they could otherwise receive under
Chapter 7, there is no assurance that the Bankruptcy Court will conclude that the "best interests of creditors" test has been met.
The test will be the subject of evidence presented in conjunction with the Confirmation Hearing.
           2.   FEASIBILITY.
                -----------
           Bankruptcy Code (SECTION)1129(a)(11) includes what is commonly described as the "feasibility" standard. When the feasibility standard applies, it requires that confirmation of a plan will not be followed by liquidation or the need for further financial reorganization unless the plan provides for that alternative.  The
Debtor believes that his Plan satisfies the feasibility
requirements of Bankruptcy Code (SECTION)1129(a)(11). As discussed in detail in Exhibit "A", AMERCO is funding the satisfaction of the
Stock Transfer Judgment.  In addition, the Debtor has a
demonstrated and steady source of post-petition income with which to fund the other payments required under the Plan.
           3.   ACCEPTING IMPAIRED CLASS.
                ------------------------
           For the Plan to be confirmed, the Plan must be accepted
by at least one impaired Class of Claims.  For an impaired Class of
Claims to accept the Plan, votes representing at least two-thirds
(2/3) in amount and a majority in number of the Allowed Claims voted in that Class must be cast for acceptance of the Plan (not including the votes of insiders of the Debtor).
      D.   CONFIRMATION OVER DISSENTING CLASS (CRAM DOWN).
           ----------------------------------------------
           Even if an impaired Class of Claims does not accept the
Plan, the Bankruptcy Court nevertheless may confirm the Plan at the Debtor's request. Bankruptcy Code (SECTION)1129(b) provides that if all other requirements of Bankruptcy Code (SECTION)1129(a) are satisfied and if the Bankruptcy Court finds that: (i) the Plan does not discriminate unfairly; and (ii) the Plan is fair and equitable with respect to the rejecting Class(es) of Claims which are impaired under the Plan, the Bankruptcy Court may confirm the Plan despite the rejection of the Plan by a dissenting impaired Class.
           1.   NO UNFAIR DISCRIMINATION.
                ------------------------
           A plan of reorganization "does not discriminate unfairly"
if:  (i) the legal rights of a non-accepting class are treated in a manner that is consistent with the treatment of other classes whose legal rights are related to those of the non-accepting class;
and (ii) no class receives payments in excess of those which it is legally entitled to receive on account of its Claims.  The Debtor asserts that under the Plan:  (a) all Classes of impaired Claims are being treated in a manner which is consistent with the
treatment of other similar Classes of Claims; and (b) no Class of
Claims will receive payments or property with an aggregate value greater than the sum of the Allowed Claims in the Class.
The Debtor believes that the Plan does not discriminate unfairly as to any impaired Class of Claims.
        2.   FAIR AND EQUITABLE.
             ------------------
           The Bankruptcy Code establishes different "fair and
equitable" tests for Secured Creditors and Unsecured Creditors, as follows:
                a.    SECURED CREDITORS.
                      -----------------
           Either:  (i) each impaired Secured Creditor retains its
lien and receives deferred cash payments having a present value equal to the amount of its Allowed Secured Claim; (ii) each
impaired Secured Creditor realizes the "indubitable equivalent" of its Allowed Secured Claim; or (iii) the property securing the Claim is sold free and clear of liens (subject to Bankruptcy Code (SECTION)363(k) credit bidding rights) with such liens attaching to the sale proceeds, and those liens are treated in accordance with clause (i)
or (ii) of this subsection.
                b.    UNSECURED CREDITORS.
                      -------------------
           Either: (i) each impaired Unsecured Creditor receives or retains under the Plan property of a value equal to the amount of its Allowed Claim as of the Effective Date; or (ii) the holders of Claims which are junior to the Claims of the non-accepting Class do not receive any property under the Plan on account of such Claims and (except as may be permitted by the new value corollary to the absolute priority rule).
           Since the Plan provides for payment and satisfaction in full of all Allowed Claims, the new value corollary to the absolute priority rule does not apply in this Reorganization Case. The
Debtor believes that the Plan satisfies the "fair and equitable" test with respect to all impaired Classes.
           The Debtor has requested, if necessary, confirmation of the Plan pursuant to Bankruptcy Code (SECTION)1129(b) with respect to any impaired Class of Claims which does not vote to accept the Plan.
The Debtor believes that the Plan satisfies all of the statutory requirements for confirmation as discussed above; that the Debtor has complied or will have complied with all the statutory requirements for confirmation of the Plan; and that the Plan is proposed in good faith. At the hearing on confirmation of the

Plan, the Bankruptcy Court will determine whether the Plan satisfies the statutory requirements for confirmation of the Plan.
XIII.      ALTERNATIVES TO THE PLAN.
           ------------------------
           The Debtor believes that the Plan and the debt restructures contemplated therein will enable the Debtor to reorganize successfully. In the course of his Chapter 11 case, the Debtor has considered alternatives to the Plan, including liquidation under Chapter 7 of the Bankruptcy Code. Under
Chapter 7, a trustee would sell the assets of the Estate (or Secured Creditors would foreclose). The trustee would be entitled to administrative fees of up to three percent (3%) of the sales proceeds (in addition to paying standard commissions, closing costs, and other expenses). The Debtor believes that the Plan provides the greatest possible recovery to all Creditors. Accordingly, the Debtor believes that the Plan, as described herein, enables all Creditors to receive the most value under the circumstances.

XIV. RECOMMENDATION AND CONCLUSION.
     -----------------------------
           The Debtor recommends that all Creditors which are entitled to vote on the Plan should vote to accept the Plan.
           DATED this 25th day of April, 1995.


                                /S/ EDWARD J. SHOEN
                                ----------------------------------
                                EDWARD J. SHOEN


PREPARED AND SUBMITTED BY:

STREICH LANG
A Professional Association
One Renaissance
Two North Central Avenue
Phoenix, Arizona  85004-2391
(602) 229-5200


By /S/ JOHN J. DAWSON
   -----------------------------
      John J. Dawson
      Susan G. Boswell
      Ronald E. Reinsel

Attorneys for EDWARD J. SHOEN, Debtor and Debtor-In-Possession

                              EXHIBIT "A"
                              ----------

               SUMMARY OF PLAN PROVISIONS REGARDING THE
              CLASS 3A, 3B, 3C, 3D, 3E, 3F AND 3G CLAIMS

      A.   OVERVIEW OF PLAN TREATMENT OF CLASS 3A, 3B, 3C, 3D,3E,
           ------------------------------------------------------
           3F AND 3G CLAIMS.
           ----------------

           The Class 3A, 3B, 3C, 3D, 3E, 3F and 3G Claims consist of the Claims held by the Shareholder Plaintiffs as a result of the Stock Transfer Judgment (the "Stock Transfer Claims"). The Director Defendants, including the Debtor, were defendants in the Arizona Litigation which resulted in the Stock Transfer Judgment. The Stock Transfer Judgment provides for a judicially ordered sale of the Shareholder Plaintiffs' AMERCO common stock. Specifically, the Stock Transfer Judgment requires the Director Defendants, jointly and severally, to pay the monetary obligations of the Stock Transfer Judgment in the total principal amount of $461,838,000, plus accrued interest and taxable costs, as allocated to each of the Shareholder Plaintiffs, according to each of their proportionate stock interests. In turn, the Stock Transfer Judgment requires each of the Shareholder Plaintiffs to transfer their AMERCO common stock to the Director Defendants or their designees.
           The Stock Transfer Claims are Disputed Claims with respect to the monetary obligations due pursuant to the Stock Transfer Judgment. The Debtor has, among other remedies, unexpired rights to appeal the Stock Transfer Judgment Amount.
           The Director Defendants hold indemnification claims against AMERCO; and the Debtor has preserved and scheduled those indemnification claims in his Reorganization Case. At the same time, the Debtor and the other Director Defendants have not attempted to make demand upon and prosecute their indemnification claims because: (i) they believe that the enforcement of such indemnification claims against AMERCO would probably require protracted and expensive litigation against AMERCO and against other parties such as various other AMERCO stockholders who would try to prevent AMERCO from performing its indemnification agreements with the Director Defendants; (ii) the eventual outcome of such litigation is uncertain; and (iii) they believe the ultimate collectability of any indemnification judgment, if and when obtained, is uncertain.

           Pursuant to AMERCO's corporate by-laws, AMERCO has certain rights of first refusal with the respect to sales of the Shareholder Plaintiffs' common stock in AMERCO and the purchase of that stock by the Director Defendants or certain other parties. Moreover, the Director Defendants' rights to purchase the Shareholder Plaintiffs' AMERCO common stock pursuant to the Stock Transfer Judgment may present a corporate opportunity which AMERCO is entitled to exercise.
           Therefore, in the context of the facts and circumstances described above, the Debtor, in cooperation with AMERCO,<F9> has proposed the following funding and treatment of the Shareholder Plaintiffs' Disputed Claims under the Stock Transfer Judgment in the Plan:
           1. In full settlement and satisfaction of the Shareholder Plaintiffs' Disputed Claims, on the Effective Date the Debtors will transfer (or cause to be transferred) to the Shareholder Plaintiffs (pursuant to the Stock Transfer Trust) property having a stipulated or adjudicated value of the full amount which the Shareholder Plaintiffs are entitled to recover from the insolvent estate of the Debtor on account of the Shareholder Plaintiffs' Disputed Claims. Specifically, the stipulated or adjudicated value of the property transferred will be $461,838,000, plus interest thereon at the rate of ten percent (10%) per annum from February 14, 1995, to and including the Petition Date,<F10> plus any taxable costs awarded in the Arizona Litigation (the "Shareholder Plaintiffs' Effective Date Payoff").
           2. Alternatively, and in lieu of their respective proportionate shares of the property comprising the Shareholder Plaintiffs' Effective Date Payoff, each of the Shareholder Plaintiffs may elect to participate in the Accepting Creditor Settlement and receive the discounted cash payments in full settlement and satisfaction of their respective Disputed Claims.

- -------------------------
<F9>    In this context (i.e., funding of the Plan), the defined term
                         ----
"AMERCO" also includes involved subsidiaries and affiliates of AMERCO.

<F10>    The amount stated as the stipulated or adjudicated value does not take into account any reduction in the value of the property to be transferred to the Stock Transfer Trust in the event any Shareholder Plaintiff elects to participate in the Accepting Creditor Settlement discussed below.

        In order to effect the Shareholder Plaintiffs'
Effective Date Payoff, on the Effective Date AMERCO will transfer into a non-business trust (the "Stock Transfer Trust") property which has a stipulated or adjudicated value equal to the allowed amount of the Stock Transfer Judgment.  In the event of any
dispute concerning the value or composition of the Stock Transfer
Trust Property or any other related matter, the dispute will be resolved by the Bankruptcy Court at, or in conjunction with, the Confirmation Hearing and the Court will have and retain jurisdiction to address any such matters after the Confirmation
Date.  In particular, but without limitation, the Bankruptcy
Court will have and retain jurisdiction (if the Debtor and the Shareholder Plaintiffs cannot agree on the value of the transferred property) to adjudicate the value of the Stock
Transfer Trust Property in order to ensure that, as of the
Effective Date, the Shareholder Plaintiffs participating in the
Stock Transfer Trust will receive their proportionate shares of the Shareholder Plaintiffs' Effective Date Payoff.
           The sole beneficiaries of the Stock Transfer Trust will
be the Shareholder Plaintiffs, who (i) have not elected the
Accepting Creditor Settlement; and (ii) who are obligated
pursuant to the Stock Transfer Judgment (and who will be
obligated pursuant to the provisions of the Plan) to transfer their shares of stock upon funding of the Stock Transfer Trust to an entity which will be designated prior to the Effective Date.<F11> The Stock Transfer Claims will therefore be satisfied in full on the Effective Date by each Shareholder Plaintiff who has not elected the Accepting Creditor Settlement receiving a proportionate, undivided beneficial interest in the Stock Transfer Trust. The specifics of the funding and administration of the Stock Transfer Trust are set forth in more detail below.
      B.   ORGANIZATION OF THE STOCK TRANSFER TRUST.
           ----------------------------------------
           The Stock Transfer Trust will be established as a non-business trust. The trust agreement will be prepared by the Debtor and/or AMERCO and a copy will be provided to the Shareholder Plaintiffs no less than forty-five (45) days prior to the Confirmation Hearing. Any disputes regarding the terms of

- -------------------------
<F11>    The Stock Transfer Judgment obligates the Shareholder Plaintiffs' to transfer their AMERCO common stock to the Director Defendants or their designee
                                                              -----------------
upon tender of the purchase price of the stock.

the trust instrument which are not otherwise resolved by agreement of the parties will be resolved by the Bankruptcy Court at, or in conjunction with, the Confirmation Hearing. The Debtor or the Reorganized Debtor, with the consent of AMERCO, will nominate a Trustee to hold legal title to the property which is the subject of the Stock Transfer Trust (collectively, the "Stock Transfer Trust Property") and administer the trust (the "Stock Transfer Trustee"). The Stock Transfer Trustee will be an institutional or corporate trustee in good standing, licensed and bonded under the laws of the state in which the Stock Transfer Trustee has its principal place of business and authorized to act as a trustee of trusts of a type similar to the Stock Transfer Trust. The Bankruptcy Court will confirm the appointment of the nominated Stock Transfer Trustee, or confirm such other Stock Transfer Trustee as the Bankruptcy Court determines should act in the event the Court does not approve the Stock Transfer Trustee which is nominated by the Debtor or the Reorganized Debtor with the consent of AMERCO. The Stock Transfer Trustee will be entitled to compensation based upon the fees it customarily charges for administering trusts of a kind similar to the Stock Transfer Trust. Any such fees and other costs of administration of the Stock Transfer Trust will be a charge against the Stock Transfer Trust Property and will be paid prior to any distribution to the Shareholder Plaintiffs who are beneficiaries of the Stock Transfer Trust. Any dispute over the fees and other costs to be charged by the Stock Transfer Trustee will be resolved by the Bankruptcy Court as part of the confirmation process.
           Each Shareholder Plaintiff's fractional, undivided beneficial interest in the Stock Transfer Trust will be determined by dividing the number of shares of the common stock of AMERCO owned by that particular Shareholder Plaintiff (and which is to be transferred to AMERCO pursuant to the Plan) by the total number of shares of the common stock of AMERCO owned by all of the Shareholder Plaintiffs who are also beneficiaries of the Stock Transfer Trust on the Effective Date. Each Shareholder Plaintiff will, on the Effective Date, be issued a trust certificate equal to the proportionate interest of each such Shareholder Plaintiff as determined pursuant to the above formula. Upon receiving the trust certificate issued by the Stock Transfer Trustee, each Creditor holding a Stock Transfer Claim will transfer all of such Creditor's

AMERCO common stock to the designated recipient of that stock as specified and/or approved in writing by AMERCO.
           The trust certificates issued to the Creditors holding Stock Transfer Claims will be freely transferable and the holders thereof and/or their successors-in-interest will have the right to direct the Stock Transfer Trustee to sell or otherwise
liquidate such trust certificate holder's proportionate interests in the Stock Transfer Trust and to distribute such proceeds
(valued as of the date of such disposition) to the trust
certificate holders.
           Each trust certificate holder will have a trust account corresponding to that trust certificate holder's proportionate interest in the Stock Transfer Trust. All net income and proceeds received by the Stock Transfer Trustee with respect to the Stock Transfer Trust Property will be deposited in the trust accounts and thereafter disbursed on a monthly basis to the holders of the trust certificates in accordance with each trust certificate holder's percentage interest in the Stock Transfer Trust.
      C.   FUNDING OF THE STOCK TRANSFER TRUST.
           -----------------------------------
           On the Effective Date, AMERCO will transfer property having an adjudicated or stipulated value on the Effective Date equal to the total amount of the Allowed Claims of the Shareholder Plaintiffs who are beneficiaries of the Stock
Transfer Trust.<F12> The Stock Transfer Trust Property will consist of a combination of four categories of property: (1) preferred stock in AMERCO; (2) a Class C Pass-Through Certificate in
Storage Trust 1993-1 Commercial Asset Trust Pass-Through
Certificate discussed in more detail below; (3) certain mortgage notes and the rights to receive payments thereon, secured by first-lien position interests in income producing real properties upon which self-storage businesses, among other things, are operated; and (iv) certain real property assets. AMERCO reserves the sole right to alter the respective amounts of the three types of assets to be transferred to the Stock Transfer Trust, so long as the property transferred into the Stock Transfer Trust is marketable, and the total value of the Stock Transfer Property is at least equal to the total amount of the Allowed Claims held by

- -------------------------
<F12>    For example, if none of the Shareholder Plaintiffs elect the Accepting
Creditor Settlement, the Stock Transfer Claim, if allowed in full, would be $461,838,000.00 plus interest from February 14, 1995, to the Petition
Date, plus taxable costs.

Shareholder Plaintiffs who are beneficiaries of the Stock
Transfer Trust, as determined by the Bankruptcy Court.  By way of illustration, and subject to the foregoing reservation, the
Debtor anticipates that AMERCO will fund the Stock Transfer Trust with approximately $300 million in preferred stock; the Class C certificate having a value of approximately $11 million; a number of mortgage notes having a total value of approximately $100 million; and one or more parcels of unencumbered real property having a total value of approximately $50 million.
           In the event a determination is made by the Bankruptcy
Court that the Stock Transfer Trust Property proposed by the
Debtor is not equal to the Allowed Claims of the Shareholder
Plaintiffs who are beneficiaries of the Stock Transfer Trust as of the Effective Date, the Debtor and/or AMERCO will transfer so much additional property of a type and nature described herein into the Stock Transfer Trust as is necessary to equal the total amount of the Allowed Claims of the Shareholder Plaintiffs who
are beneficiaries of the Stock Transfer Trust.  Similarly, if the
Bankruptcy Court determines that the Stock Transfer Property proposed by the Debtor has a value which exceeds the value of the
Allowed Claims of the Shareholder Plaintiffs, AMERCO will only transfer so much of the property listed below as is necessary to satisfy in full the Allowed Claims of the Shareholder Plaintiffs who are beneficiaries of the Stock Transfer Trust.
           1.   INFORMATION REGARDING THE PREFERRED STOCK.
                -----------------------------------------
           AMERCO, or one of its subsidiaries, will issue new,
Series "B" preferred stock (the "Preferred Stock") to the Stock
Transfer Trust.  The Preferred Stock will be non-voting and
cumulative.  The terms of the Preferred Stock will allow
redemption by AMERCO (or the issuer if the issuer is not AMERCO)
at regular intervals.  The stated yield will be 7-1/2% per annum.
The Preferred Stock will be registered and will be immediately marketable as of the Effective Date.  If there is any dispute regarding the value of the Preferred Stock which is not resolved prior to the Confirmation Hearing, the value of the Preferred
Stock will be determined as part of the confirmation process.
           The prospectus pertaining to the Preferred Stock will
be available for review at the offices of Streich Lang, P.A., at
One Renaissance, Two North Central Avenue, Phoenix, Arizona
85004-2391.  In addition, a copy of the prospectus will be
provided to each Shareholder Plaintiff in conjunction with the confirmation process at least forty-five (45) days prior to the
Confirmation Hearing.
           2.   INFORMATION REGARDING THE CLASS C CERTIFICATE.
                ---------------------------------------------
           AMERCO holds a Class C Pass-Through Certificate of the
U-Haul Self-Storage Corporation, Storage Trust 1993-1 Commercial
Mortgage Asset Pass-Through Certificate (the "1993 REMIC
Certificate"), with a face value of $11,518,452.00, plus accrued interest as of the Effective Date.  The 1993 REMIC Certificate
results from a 1993 securitization of a pool of 61 fixed and adjustable rate commercial mortgage loans which are secured by mortgages or deeds of trust on 60 self-storage properties.  The
1993 REMIC Certificate represents a beneficial interest in the
Class C Interest, which is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined,
respectively, in Sections 860G and 860D of the Internal Revenue
Code of 1986, as amended.
           The 1993 REMIC Certificate bears interest at a rate of
9.15 percent per annum.  Pursuant to an Agreement which governs the operation of the trust which holds the pool of mortgage
loans, this interest is paid to the holder of the 1993 REMIC
Certificate monthly and principal payments are made on a
quarterly basis.
           If there is any dispute regarding the value of the 1993
REMIC Certificate which is not resolved prior to the Confirmation
Hearing (or the Effective Date), the value of the 1993 REMIC
Certificate will be determined as part of the confirmation
process.
           A copy of the 1993 REMIC Certificate is attached hereto
as Schedule "1," and by this reference is hereby incorporated herein.  Copies of other documents relating to the 1993 REMIC
Certificate, such as the Agreement, are available in the offices of Streich Lang, P.A., counsel to the Debtor, at One Renaissance,
Two North Central Avenue, Phoenix, Arizona 85004-2391.  Any
person desiring more information may either contact Ronald E.
Reinsel, Esq., counsel for the Debtor at (602) 229-5200, or may review these documents during normal business hours at the
address set forth above.
           3.   INFORMATION REGARDING THE MORTGAGE LOANS.
                ----------------------------------------
                a.    OVERVIEW OF THE MORTGAGE LOANS.
                      ------------------------------
           Through various means, AMERCO and one or more of its
subsidiaries as well as two corporations which are affiliates of
AMERCO have acquired (or will acquire) fee ownership of a number of income-producing properties throughout the United States, all of which consist of existing and operating self-storage
facilities (the "Properties").  The affiliates of AMERCO who own fee title to substantially all of the Properties are SAC Self
Storage Corporation ("SAC") and Two SAC Self Storage Corporation
("Two SAC").  In addition, AMERCO and/or its affiliates or
subsidiaries are continuing to construct or acquire additional such Properties.  Each of the Properties held by SAC and Two SAC, or acquired by SAC and Two SAC, is (or will be) subject to first-
position notes and mortgages (the "Mortgage Loans").  The
Mortgage Loans and the rights to receive payments thereunder, together with the first-lien interests which secure the Mortgage
Loans, in amounts to be determined by the Debtor or the
Reorganized Debtor with the consent of AMERCO prior to or in conjunction with the confirmation process, will be transferred into the Stock Transfer Trust pursuant to the Plan.  In addition, the property and rights transferred to the Stock Transfer Trust will consist of rights under certain insurance policies with respect to the Properties and the proceeds thereof, all amounts on deposit in any pooled accounts representing proceeds of the
Mortgage Loans for the benefit of the holder thereof,
condemnation proceeds received with respect to any one or more of the Properties, and all proceeds of the foregoing.  The
Properties will continue to be managed by U-Haul or a subsidiary of U-Haul pursuant to management agreements between U-Haul and the owners of the Properties.  U-Haul will remit to the Stock
Transfer Trustee (or a third party servicer designated by the
Stock Transfer Trustee), the payments and other proceeds to which the Stock Transfer Trustee is entitled pursuant to the Mortgage
Loans.
           Each of the Mortgage Loans is marketable, and its
market value is a function of the terms of the Mortgage Loan and the value of the self-storage facility which serves as collateral for each of the various Mortgage Loans.  The Mortgage Loans will be secured by Property having a value which provides, in the aggregate, a loan to value ratio of at least eighty percent
(80%).  Conveyance of the Mortgage Loans to the Stock Transfer
Trustee will be without recourse to the holder thereof.
           In the event of any dispute regarding the value of the
Mortgage Loans which is not resolved prior to the Confirmation
Hearing (or prior to the Effective Date), the value of the
Mortgage Loans will be determined by the Bankruptcy Court as part of the confirmation process.
                b.    DETAILED DESCRIPTION OF THE MORTGAGE LOANS.
                      ------------------------------------------
                      (1)  GENERAL.
                           -------
           With the exception of approximately eighteen properties
which secure the same number of Mortgage Loans and which are owned by third parties unrelated to or unaffiliated with the
Debtors or AMERCO (collectively, the "Third Party Owners"), all of the Properties are owned by SAC and Two SAC.  The Third Party
Owners, SAC and Two SAC are the makers of the promissory notes which comprise part of the Mortgage Loans.  SAC or Two SAC will be the makers of the promissory notes pertaining to the
properties which are being acquired.
           There are four different types of Mortgage Loans:
(1) the "Restructured Mortgage Loans"; (2) the "Existing Mortgage
Loans"; (3) the "SAC Mortgage Loan"; and (4) the "Two SAC
Mortgage Loan."  The Restructured Mortgage Loans consist of
Twelve (12) Mortgage Loans with a current aggregate principal balance of $13,180,260 as of April 18, 1995; the Existing
Mortgage Loans consist of four (4) Mortgage Loans with a current aggregate principal balance of $2,733,520 as of April 18, 1995;
the SAC Mortgage Loan currently consists of a single promissory note secured by first-lien mortgages with a current principal balance of $45,500,091 as of April 18, 1995.  The Two SAC
Mortgage Loan will consist of single promissory note secured by first-lien mortgages with a current principal balance of
$48,500,000.  The additional properties which are acquired by SAC and/or Two SAC prior to the Effective Date and which become
collateral for the Mortgage Loans will be subject to terms and conditions consistent with those described herein.  The Debtor will provide the Shareholder Plaintiffs with a complete list of the Mortgage Loans and the exact terms thereof no less than
forty-five (45) days prior to the Confirmation Hearing.
           Each Mortgage Loan is (or will be) secured by one or
more first priority mortgages, deeds-of-trust or deeds-to-secure-
debt on self-storage facilities and their related properties (or in two instances, leasehold estates with respect to the
underlying real properties) located throughout the United States and Canada, all of which are (or will be), with the exception of the Existing Mortgage Loans, operated by subsidiaries of U-Haul pursuant to various operating agreements.
           All of the Restructured Mortgage Loans, the SAC
Mortgage Loan and the Two SAC Mortgage Loan (including those which may come into existence after the date of this Disclosure
Statement) bear (or will bear) interest at a fixed rate of 9% per annum up to maturity, with interest accruing at a fixed rate of
12% per annum from and after the stated maturity date.  Interest on the Restructured Mortgage Loans is calculated on the basis of the actual number of days in each calendar month and each Loan
Year.  Interest on the SAC Mortgage Loan and the Two SAC Mortgage
Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.  All of the Existing Mortgage Loans bear interest at a fixed rate which varies from loan to loan.
Interest on all of the Existing Mortgage Loans is calculated on the basis of the actual number of days in each calendar month and each year.
           Each Restructured Mortgage Loan provides for the
amortization of the outstanding principal balance through the application of "Excess Cash Flow" from the Gross Receipts
received with respect to the Property securing such Restructured
Mortgage Loan over a specified period of time, with a final
Balloon Payment due at the stated maturity date of each
Restructured Mortgage Loan.  The SAC Mortgage Loan and the Two
SAC Mortgage Loan provide for the amortization of principal based upon an amortization period of 20 years.  Any and all remaining unamortized principal due on the SAC Mortgage Loan and the Two
SAC Mortgage Loan will be due in a balloon payment on the
maturity date of January 1, 2005.  All of the Existing Mortgage
Loans provide for the amortization of some principal over a
certain period of months and also have balloon payments due at the stated maturity of such Mortgage Loans.  At maturity, the
Properties will either be refinanced or sold in order to pay the balloon payments.
           Attached hereto as Schedule "2" and incorporated herein
by this reference is a chart which, among other things:  (i)
describes the location of the Properties; (ii) identifies the owner (and maker of the respective Mortgage Loan(s)); (iii) sets forth the current appraised value of the Properties;<F13> (iv) sets forth the aggregate net operating income for the Properties (the
"NOI");<F14> and (v) provides certain other pertinent information regarding the Properties and the Mortgage Loans.  NOI, as used herein with respect to each Property, means, unless otherwise specified herein, total operating revenues (primarily rental income and deposit forfeitures) less total operating expenses
(primarily expenses for advertising, general administration, management fees and disbursements, utilities, repairs and
maintenance, insurance, real estate taxes, replacement repairs
(based solely on the respective mortgagors' estimates of the useful lives of various assets) and certain other expenses).  NOI does not reflect capital expenditures or partnership expenses.
No representations are made regarding future performance of the
Properties, which may vary significantly from that described in
Schedule "2".  Also attached hereto as Schedule "3," and by this reference incorporated herein, is a description of certain
pertinent information regarding the Mortgage Loans, including, among other things:  (i) the date of the first interest payment;
(ii) the original amount of the Mortgage Loan; (iii) the maturity date; and (iv) the current interest rate.
           AMERCO, any of its subsidiaries, SAC or Two SAC may
acquire additional Properties and encumber them with additional
Mortgage Loans prior to the Effective Date.  In that event, and subject to the reservation by AMERCO of the right to substitute or delete Properties so long as the loan to value ratio of the
Properties securing the Mortgage Loans, in the aggregate, equals at least eighty percent (80%), the description of the Properties is subject to change.  Debtor and AMERCO will provide all
interested parties with updated information on all Properties prior to the Effective Date.
                      (2)  THE APPRAISAL.
                           -------------
- -------------------------
<F13>    In some cases where acquisitions are pending or under certain other circumstances the appraisals on the Properties are not completed and Schedule "2" so provides. However, it is the intent of the Debtor that all of the Properties will have been appraised prior to the Confirmation Hearing.

<F14>    This explanation of NOI is offered by way of illustration only.
Additional information regarding NOI, cash flow and financial performance may be obtained with reference to the appraisals.

           AMERCO retained Robert A. Stanger & Co., Inc., an independent appraisal firm (the "Appraiser"), to appraise all of the Properties.<F15> The purpose of such appraisal (the "Appraisal") was to estimate the "Market Value" of the fee simple interest or, where appropriate, leasehold interest, in the related Property under then prevailing market conditions.
           The Appraisal involved a site inspection of all of the appraised Properties. The Appraiser relied upon the sales comparison (or market data) approach and the income approach to value in order to deliver an opinion of value of the Properties and did not employ the cost approach. The estimated value of the Properties arrived at by the sales comparison approach was reconciled with estimated values of the Properties arrived at by the income approach. The income approach to valuation was given primary consideration based upon the income producing nature of the Properties and their appeal to investors. The sales comparison approach was given secondary consideration.
           The appraised values of the Properties for which appraisals currently exist are listed in Schedule "2", which is attached hereto. Complete copies of the Appraisals, including a complete discussion of the Appraiser's methodology, procedure and assumptions, are available in the offices of Streich Lang, P.A., counsel to the Debtor, at One Renaissance, Two North Central
Avenue, Phoenix, Arizona, 85004-2391. Any person desiring more information may either contact Ronald E. Reinsel, Esq., counsel for the Debtor at (602) 229-5200, or may review the Appraisals during normal business hours at the address set forth above. The Appraisals are subject to the assumptions and limiting conditions stated therein.
           Except for the Appraisals described in this section, no separate independent appraisal or reappraisal has been prepared by AMERCO or the Debtor. The Debtors believe that the procedures utilized by the Appraiser were reasonably designed to reach accurate valuations; however, there can be no assurance that another appraiser would not have arrived at different, and perhaps significantly different, results, particularly if such other appraiser utilized different capitalization or discount

- -------------------------
<F15>    AMERCO will also utilize the Appraiser to appraise any properties which are to be acquired, and which are to be included as security for the Mortgage Loans, and for which an appraisal has not yet been obtained.

rates, different net operating income calculations, or a different appraisal approach.
                      (3)  SUBORDINATE LOANS.
                           -----------------
           Each of the Properties which is subject to a Restructured Mortgage Loan, the SAC Mortgage Loan or the Two SAC
Mortgage Loan secures a "Subordinate Loan" as well as a first position Mortgage Loan.<F15> Information regarding the amount of the Mortgage Loans and the Subordinate Loans is set forth in Schedule "2", which is attached hereto. The Subordinate Loans are secured by a second priority lien on the related Property (or
Properties in the case of the SAC and Two SAC Properties) and will be payable to the holder of the Subordinate Loan (the
"Junior Mortgagee") strictly from subordinated excess cash flow available from such Property or Properties after the payment of all payments required under the Restructured Mortgage Loans, the SAC Mortgage Loan and the Two SAC Mortgage Loan. Properties acquired after the date of this Disclosure Statement which are subject to Mortgage Loans which will be part of the Stock
Transfer Trust Property, are or may be subject to Subordinate
Loans as well. The Subordinate Loans are and will be in all respects junior and subordinate to the Mortgage Loans.
           All of the Mortgage Loans will be subject to the conditions of the Subordinate Mortgage Loans. Generally, the Stock Transfer Trustee will not have the right to exercise any of its remedies under the Mortgage Loan documentation if a payment event of default occurs until: (i) the Stock Transfer Trustee has notified the Junior Mortgagee and, in the case of a Restructured Mortgage Loan, the holder of any applicable Purchase
Option, of such Payment Event of Default, (ii) such Payment Event of Default has continued for 25 days after the Stock Transfer
Trustee has given such notice, and (iii) the Junior Mortgagee or the holder of the Purchase Option either failed to cure the Payment Event of Default or waived its rights to cure. Such notice is in addition to any notice required to be given to the mortgagors pursuant to the Mortgage Loan documents.

- -------------------------
<F15>    The Existing Mortgages are not believed to have any Subordinate
Loans which encumber those Properties.

                      (4)  EXISTING LOAN ESCROW ACCOUNTS.
                           -----------------------------
           The Stock Transfer Trustee will establish and maintain
one or more "Existing Loan Escrow Accounts" on behalf of certain mortgagors of the Existing Mortgage Loans which require tax
and/or insurance escrow accounts.  The Stock Transfer Trustee will regularly deposit any amounts required to be paid, as set forth in a particular Mortgage Loan, into the Existing Loan
Escrow Accounts.
                      (5)  INSURANCE AND CONDEMNATION
                           --------------------------
                           PROCEEDS ESCROW ACCOUNTS.
                           ------------------------
           The Stock Transfer Trustee will establish and maintain,
as appropriate, an "Insurance and Condemnation Proceeds Escrow
Account" on behalf of each mortgagor of the Restructured Mortgage
Loans, the SAC Mortgage Loan and the Two SAC Mortgage Loan in
which the Stock Transfer Trustee will deposit insurance or
condemnation proceeds promptly following the receipt and
identification thereof.
                      (6)  CAPITAL EXPENDITURE ACCOUNTS.
                           ----------------------------
           A Capital Expenditure Account on behalf of each
mortgagor of Property securing the Restructured Mortgage Loans will be established.  The Capital Expenditure Accounts will be available to the U-Haul Property Manager (as defined below) to fund any capital expenses relating to the Properties securing the
Restructured Mortgage Loans certified as necessary by the U-Haul
Property Manager, with notice thereof given to the Stock Transfer
Trustee.
                      (7)  INSURANCE POLICIES.
                           ------------------
           The U-Haul Property Manager will use its best efforts
to cause the mortgagors of the Mortgage Loans to maintain
insurance in accordance with the related mortgage (the "Required
Insurance Policy").
                      (8)  DESCRIPTION OF THE
                           ------------------
                           PROPERTY MANAGERS.
                           -----------------
      The Properties securing the Restructured Mortgage Loans, the
SAC Mortgage Loan and the Two SAC Mortgage Loan will be managed by the U-Haul Property Manager and those securing the Existing
Mortgage Loans will be managed by different limited partnerships, general partnerships, trusts, individuals, corporations, joint ventures and tenants-in-common, which are either the owners of the Properties securing the Existing Mortgage Loans or agents thereof (the "Existing Property Managers").
                           (a)  THE U-HAUL
                                ----------
                                PROPERTY MANAGER.
                                ----------------
           U-Haul International, Inc., and its affiliates thereof
("U-Haul"), is a wholly-owned subsidiary of AMERCO and will be the U-Haul Property Manager.  U-Haul entered the management of self-storage facilities in 1973 when it opened its first self-
storage facilities.  U-Haul's self-storage business has steadily expanded, having grown to 650 facilities by the end of fiscal year 1994.
                           (b)  RESPONSIBILITIES
                                ----------------
                                OF THE U-HAUL
                                -------------
                                PROPERTY MANAGER.
                                ----------------
           All of the Properties securing the Restructured
Mortgage Loans, the SAC Mortgage Loan and the Two SAC Mortgage
Loan will be managed by the U-Haul Property Manager pursuant to property management agreements (the "Property Management
Agreements") between the U-Haul Property Manager and each of the
Junior Mortgagees under the Restructured Mortgage Loans, the SAC
Mortgage Loan and the Two SAC Mortgage Loan.  The Property
Management Agreements are generally described below.  Copies of the existing Property Management Agreements are available in the offices of Streich Lang, P.A., counsel to the Debtor, at One
Renaissance, Two North Central Avenue, Phoenix, Arizona,
85004-2391.  Any person desiring more information may either contact Ronald E. Reinsel, Esq., counsel for the Debtor at
(602) 229-5200, or may review the Property Management Agreements during normal business hours at the address set forth above.
           The U-Haul Property Manager has the exclusive authority
to supervise the Properties securing the Restructured Mortgage
Loans, the SAC Mortgage Loan and the Two SAC Mortgage Loan, and
to supervise and direct the business and affairs associated or related to the daily operation of the Properties, including the hiring and discharge of employees.
           Pursuant to the Property Management Agreements, the
U-Haul Property Manager is responsible for compliance with any law, regulation, ordinance, or order of any government or
regulatory authority having jurisdiction over the Properties respecting the use of the Property or the construction,
maintenance, or operation thereof.  The U-Haul Property Manager pays all taxes, personal and real, and all assessments levied on the Property.  The U-Haul Property Manager is required to obtain, and keep in force, fire, comprehensive, liability and other
insurance policies in amounts generally carried with respect to similar facilities.
           The U-Haul Property Manager controls the maintenance,
repair and landscaping of the Properties and the acquisition of fixtures and supplies for the Properties.  The U-Haul Property
Manager also supervises and maintains the operation of the
accounting system for each Property, and prepares and delivers financial statements and other required reports.  The U-Haul
Property Manager directs the marketing activities of the
employees and is responsible for purchasing media advertising.
           The U-Haul Property Manager is entitled to receive a
management fee quarterly, payable no later than the Business Day immediately preceding the distribution date following the third month of each quarterly period, in an amount equal to 6% of the gross receipts collected from each Property (the "U-Haul Property
Management Fee") during such quarterly period, and reimbursement of operation expenses and taxes during the quarterly period.  The
U-Haul Property Management Fee is consistent with fees generally charged by other experienced property managers of properties similar to the Properties.
           The mortgagors of the Restructured Mortgage Loans and
the SAC Mortgage Loan have agreed that they will not terminate the Management Agreement at any time without the express written consent of the applicable Junior Mortgagee unless, during the term of the Management Agreement, net cash flow declines by a predetermined percentage during an agreed-upon period of time.
                      (9)  THE EXISTING
                           ------------
                           PROPERTY MANAGERS.
                           -----------------
           The Properties securing the Existing Mortgages are
managed by unrelated third parties.
                c.    CERTAIN LEGAL ASPECTS OF THE
                      ----------------------------
                      MORTGAGE LOANS.
                      --------------
           The following discussion contains summaries of certain
legal aspects of mortgage loans which are general in nature.
Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the Properties are situated.  The summaries are qualified in their entirety by reference to the applicable
federal and state laws governing the Mortgage Loans.  As to
Mortgage Loans which come into existence after the date of this
Disclosure Statement but before the Confirmation Hearing, the terms thereof and certain legal aspects thereof will be
consistent with the information provided herein.  This summary specifically does not consider the legal aspects of any Canadian
Mortgaged Property.
                      (1)  MORTGAGES AND DEEDS
                           -------------------
                           OF TRUST GENERALLY.
                           ------------------
           The Mortgage Loans are secured by either mortgages or
deeds of trust or other similar security instruments, depending upon the prevailing practice in the state in which the related
Mortgaged Property is located.
                      (2)  LEASES AND RENTS.
                           ----------------
           The Restructured Mortgage Loans, the SAC Mortgage Loan
and the Two SAC Mortgage Loan are secured by assignments of
leases and rents which are incorporated in the Mortgage.
                      (3)  ENFORCEABILITY OF
                           -----------------
                           DUE-ON-SALE PROVISIONS.
                           ----------------------
           Most of the Mortgages contain due-on-sale clauses,
which permit the lender to accelerate the maturity of the loan if the mortgagor sells, transfers, or conveys the Property or its interest in the Property.
                      (4)  SECONDARY FINANCING;
                           -------------------
                           DUE-ON-ENCUMBRANCE
                           ------------------
                           PROVISIONS.
                           ----------
           Each of the Restructured Mortgage Loans, the SAC
Mortgage Loan and the Two SAC Mortgage Loan and some of the
Existing Mortgage Loans permit the lender to accelerate the
maturity of the Mortgage Loan if the mortgagor further encumbers the Property.  However, such provisions may be unenforceable in certain jurisdictions under certain circumstances.
                      (5)  CERTAIN LAWS AND
                           ----------------
                           REGULATIONS.
                           -----------
           The Properties are subject to compliance with various
federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure)
could result in material diminution in the value of a Property which could, together with the possibility of limited alternative uses for a particular Property, result in a failure to realize the full principal amount of the Mortgage Loans.
                      (6)  ACCELERATION ON
                           ---------------
                           DEFAULT.
                           -------
           All of the Mortgage Loans include a debt-acceleration
clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the borrower.
                      (7)  ENVIRONMENTAL RISKS.
                           -------------------
           The Debtor and AMERCO make no representations or
warranties regarding compliance by the owners of the properties with Environmental Law.  "Environmental Law," includes, but is not limited to, any and all local, state, federal, international, governmental, public or private laws, statutes, ordinances, regulations, orders, consent decrees, settlement agreements, injunctions, judgments, permits, licenses, codes, covenants, deed restrictions, common laws, treaties, and reported state or federal court decisions thereunder, related to environmental protection, health and safety of persons, natural resource
damages, conservation, wildlife, waste management, the use,
storage, generation, production, treatment, emission, discharge, remediation, removal, disposal or transport or any other activity related to hazardous and toxic substances, or any other
environmental matter, including but not limited to any of the following statutes:
           Solid Waste Disposal Act, as amended by the Resource
      Conservation & Recovery Act of 1976, and Solid Hazardous
      Waste Amendments of 1984, 42 U.S.C. (SECTION)(SECTION)9601,
      et seq.; Comprehensive Environmental Response, Compensation
      -------
      & Liability Act of 1980, as amended, 42 U.S.C. (SECTION)(SECTION)9601-9675; Clean Air Act of 1966, as amended,
      42 U.S.C. (SECTION)(SECTION)7401-7642;Hazardous Materials Transportation Control Act of 1970, as amended, 49 U.S.C. (SECTION)(SECTION)1801-1812; WaterPollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. (SECTION)(SECTION)1251- 1387; Insecticide, Fungicide & Rodenticide Act, as amended, 7 U.S.C. (SECTION)(SECTION)136-136y; Toxic Substances Control Act, as amended, 15 U.S.C. (SECTION)(SECTION)2601-2671; Safe Drinking Water Act, 42 U.S.C. (SECTION)(SECTION)300f-300j-26; Occupational Safety & Health Act of 1970, as amended, 29 U.S.C. (SECTION)(SECTION)651, et seq.; Emergency
                                                         -------
      Planning & Community Right-To-Know Act of 1986, 42 U.S.C. (SECTION)(SECTION)1101-11050; National Environmental Policy Act of 1978,

      42 U.S.C. (SECTION)(SECTION)300(f), et seq.; the Federal Rivers & Harbors
                                          -------
      Act, 33 U.S.C. (SECTION)403; the Federal National Environmental Policy Act, 42 U.S.C. (SECTION)(SECTION)4321, et seq.; Endangered Species
                                             -------
      Act, 16 U.S.C. (SECTION)(SECTION)1451, et seq.; the Federal Oil
                                             -------
      Pollution Act of 1990, 33 U.S.C. (SECTION)(SECTION)2701, et seq.; and
                                                               -------
      any similar or implementing state or local laws, statutes, ordinances; and all amendments, rules, regulations, guidance documents and publications promulgated under any and all of the above.
           AMERCO has obtained "Phase I" environmental assessments
for all of the Properties and "Phase II" environmental reports for some of the Properties.  Because the environmental
assessments were performed by several independent environmental consulting firms, they vary substantially in quality and detail.
The reports are available for review and may be reviewed by
contacting Ronald E. Reinsel, Esq., counsel for the Debtor at
(602) 229-5200.
           Certain of the Properties are located on, adjacent to
or in the vicinity of properties (including gasoline stations)
that contain or have contained storage tanks or that have
engaged, or may in the future engage, in activities that may release petroleum products or other hazardous substances into the soil or groundwater.  Any potential future environmental
liabilities arising out of such activities could have a material adverse effect on the future financial condition or results of operations of the affected Property.  In addition, one of the
Properties is located within areas designated as state and/or federal superfund sites.  NOTWITHSTANDING THE FOREGOING
                          -----------------------------
DISCUSSION, NO  REPRESENTATIONS OR WARRANTIES ARE MADE BY THE
- -------------------------------------------------------------
DEBTOR, THE REORGANIZED DEBTOR OR AMERCO WITH REGARD TO ANY
- -----------------------------------------------------------
ENVIRONMENTAL CONDITIONS AFFECTING ANY OF THE PROPERTIES.
- --------------------------------------------------------

           4.   INFORMATION REGARDING THE REAL PROPERTY.
                ---------------------------------------
                a.    OVERVIEW OF THE REAL PROPERTY.
                      -----------------------------
           AMERCO, and one or more of its subsidiaries, is the fee owner of certain other Real Property which is owned free and clear of any lien interests (the "Real Property"), all or part of which may be transferred and conveyed into the Stock Transfer Trust pursuant to the Plan with the consent of AMERCO. The property rights transferred to the Stock Transfer Trust with respect to the Real Property will consist of all of AMERCO's interests in and to such Real Property.

                b.    DETAILED DESCRIPTION OF THE REAL PROPERTY.
                      -----------------------------------------
           Each of the individual parcels which collectively comprise the Real Property is marketable, and its value is a function of the current local market for similar properties.
           Attached hereto as Schedule "4" and incorporated herein by this reference is a chart which, among other things: (i) describes the location of each of the parcels which comprise the Real Property; (ii) identifies the size of each of the parcels which comprise the Real Property and any buildings thereon; and
(iii) identifies the appraised value of certain of the parcels of the Real Property and the date of any such appraisal.<F16>
           Complete copies of the appraisals which currently exist are available in the offices of Streich Lang, P.A., counsel for the Debtor, at One Renaissance, Two North Central Avenue,
Phoenix, Arizona 85004-2391.  Any person desiring more
information may either contact Ronald E. Reinsel, Esq., counsel for the Debtor at (602) 229-5200, or may review the appraisals during normal business hours at the address set forth above.
           The appraisals of the Real Property are, and will be, subject to the assumptions and limiting conditions stated
therein. The Debtor believes that the procedures utilized in the preparation of the appraisals of the Real Property were (and with respect to those parcels of Real Property which have not yet been appraised, such procedures will be) reasonably designed to reach accurate valuations; however, there can be no assurance that another appraiser would not arrive at a different, and perhaps significantly different, result, particularly if such other appraiser utilized different valuation procedures or assumptions.
                c.    ENCUMBRANCES.
                      ------------
           The Debtor believes that all of the parcels which comprise the Real Property are free and clear of liens and encumbrances. AMERCO has obtained, or is in the process of obtaining, current title reports with respect to the Real
Property which will identify all matters of record with respect to the Real Property. The reports are, and will be, available

- -------------------------
<F16>    AMERCO is in the process of obtaining appraisals of the remaining parcels of the Real Property and will make such supplemental appraisals available for review.

for review and may be reviewed by contacting Ronald E. Reinsel, Esq., counsel for the Debtor at (602) 229-5200.
                d.    ENVIRONMENTAL RISKS.
                      -------------------
           The Debtor and AMERCO make no representations or
warranties regarding compliance of the Real Property with
Environmental Law.  "Environmental Law," includes, but is not limited to, any and all local, state, federal, international, governmental, public or private laws, statutes, ordinances,
regulations, orders, consent decrees, settlement agreements, injunctions, judgments, permits, licenses, codes, covenants, deed restrictions, common laws, treaties, and reported state or
federal court decisions thereunder, related to environmental protection, health and safety of persons, natural resource
damages, conservation, wildlife, waste management, the use,
storage, generation, production, treatment, emission, discharge, remediation, removal, disposal or transport or any other activity related to hazardous and toxic substances, or any other
environmental matter, including but not limited to any of the following statutes:
           Solid Waste Disposal Act, as amended by the Resource
      Conservation & Recovery Act of 1976, and Solid Hazardous
      Waste Amendments of 1984, 42 U.S.C. (SECTION)(SECTION)9601, et seq.;
                                                                  -------
      Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended, 42 U.S.C. (SECTION)(SECTION)9601-9675;
      Clean Air Act of 1966, as amended, 42 U.S.C. (SECTION)(SECTION)7401-7642; Hazardous Materials Transportation Control Act of 1970, as
      amended, 49 U.S.C. (SECTION)(SECTION)1801-1812; Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. (SECTION)(SECTION)1251-1387; Insecticide, Fungicide & Rodenticide Act,
      as amended, 7 U.S.C. (SECTION)(SECTION)136-136y; Toxic Substances
      Control Act, as amended, 15 U.S.C. (SECTION)(SECTION)2601-2671; Safe Drinking Water Act, 42 U.S.C. (SECTION)(SECTION)300f-300j-26; Occupational Safety & Health Act of 1970, as amended, 29 U.S.C. (SECTION)(SECTION)651, et seq.; Emergency Planning & Community
                             -------
      Right-To-Know Act of 1986, 42 U.S.C. (SECTION)(SECTION)1101-11050; National Environmental Policy Act of 1978, 42
      U.S.C. (SECTION)(SECTION)300(f), et seq.; the Federal Rivers & Harbors
                                       -------
      Act, 33 U.S.C. (SECTION)403; the Federal National Environmental Policy Act, 42 U.S.C. (SECTION)(SECTION)4321, et seq.; Endangered Species
                                             -------
      Act, 16 U.S.C. (SECTION)(SECTION)1451, et seq.; the Federal Oil
                                             -------
      Pollution Act of 1990, 33 U.S.C. (SECTION)(SECTION)2701, et seq.; and
                                                               -------
      any similar or
      implementing state or local laws, statutes, ordinances; and
      all amendments, rules, regulations, guidance documents and publications promulgated under any and all of the above.
           AMERCO has obtained "Phase I" environmental assessments
for most of the parcels which comprise the Real Property and is in the process of obtaining Phase I assessments on the rest of the parcels.  Because the environmental assessments were
performed by several independent environmental consulting firms, they vary substantially in quality and detail.  The reports are, and will be, available for review and may be reviewed by
contacting Ronald E. Reinsel, Esq., counsel for the Debtor at
(602) 229-5200.
           NOTWITHSTANDING THE FOREGOING DISCUSSION, NO
           --------------------------------------------
REPRESENTATIONS OR WARRANTIES ARE MADE BY THE DEBTOR, THE
- ---------------------------------------------------------
REORGANIZED DEBTOR OR AMERCO WITH REGARD TO ANY ENVIRONMENTAL
- -------------------------------------------------------------
CONDITIONS AFFECTING ANY OF THE PROPERTIES.
- ------------------------------------------
      D.   POST-EFFECTIVE DATE ADMINISTRATION OF THE STOCK
           -----------------------------------------------
           TRANSFER TRUST.
           --------------
           Pursuant to the Plan, the conveyance to the Stock
Transfer Trust of the Stock Transfer Property which has a value equal to the value of the Allowed Claims of the Shareholder
Plaintiffs who are beneficiaries of the Stock Transfer Trust will constitute satisfaction in full of the Claims held by Shareholder
Plaintiffs who are beneficiaries of the Stock Transfer Trust, and the Debtor will be discharged from any further liability under the Stock Transfer Judgment.  On the Effective Date, and pursuant to the terms of the Plan, the Shareholder Plaintiffs will tender their shares of common stock to AMERCO, and the full equitable interest in the Stock Transfer Trust will vest in the Shareholder
Plaintiffs who are beneficiaries of the Stock Transfer Trust.
           On the Effective Date, conditioned only upon the tender
of the shares of stock in AMERCO, the Plaintiffs will assume and enjoy full control over the Stock Transfer Trust pursuant to the terms of such trust.  The trust certificates issued to the
Creditors holding Stock Transfer Claims will be freely
transferable and the holders thereof and/or their successors-in-
interest will have the right to direct the Stock Transfer Trustee to sell or otherwise liquidate such trust certificate holder's proportionate interests in the Stock Transfer Trust and to
distribute such proceeds (valued as of the date of such
disposition) to the trust certificate holders.  Neither AMERCO nor the Debtor will retain any legal or equitable interest in the
Stock Transfer Trust and neither AMERCO nor the Debtor will
exercise any control over the Stock Transfer Trust after the
Effective Date.  If the Shareholder Plaintiffs choose to
liquidate the Stock Transfer Trust, or partition it, or chose to maintain it, they may do so at their own discretion; however, the
Shareholder Plaintiffs who are beneficiaries of the Stock
Transfer Trust will enjoy not only any appreciation in the value of the Stock Transfer Trust, but will bear the risk of any
diminution in value of the Stock Transfer Trust from and after the Effective Date.  Accordingly, if any beneficiary of the Stock
Transfer Trust directs the Stock Transfer Trustee to liquidate his/her proportionate share of the Stock Transfer Trust, he/she will receive only his/her proportionate share of the Stock
Transfer Trust Property, valued as of the date of liquidation, and will have no claim against the Debtor or AMERCO resulting from the increase or diminution in the value of the Stock
Transfer Trust Property.
      E.   ACCEPTING CREDITOR SETTLEMENT.
           -----------------------------
           Each Shareholder Plaintiff is given the option under
the Plan to elect to participate in the Accepting Creditor
Settlement.  The Accepting Creditor Settlement provides for a cash fund of up to $350,000,000 to be paid by AMERCO, to fully settle and satisfy all or part of the Allowed Claims of the
Shareholder Plaintiffs.  Any Shareholder Plaintiff who elects the
Accepting Creditor Settlement will receive a pro rata
                                             --------
distribution of the Accepting Creditor Settlement Fund equal to the percentage thereof that the number of shares of common stock in AMERCO held by the holder of such Stock Transfer Claim bears to the total number of shares of common stock in AMERCO held by all of the Shareholder Plaintiffs as of the Effective Date. Any
Shareholder Plaintiff who elects to participate in the Accepting
Creditor Settlement will not participate in or be entitled to any interest in the Stock Transfer Trust. Upon receipt of the cash distribution pursuant to the Accepting Creditor Settlement, such Shareholder Plaintiff's common stock in AMERCO will be transferred to AMERCO or its designee.
      The election by a Shareholder Plaintiff to participate in the Accepting Creditor Settlement Fund must be made at the time set by the Bankruptcy Court for submission of the ballot accepting or rejecting the Plan. In the event that less than all of the Shareholder Plaintiffs elect the Accepting Creditor
Settlement, the Accepting Creditor Settlement Fund will only be funded to the extent necessary to satisfy the Allowed Claims of the electing Shareholder Plaintiffs.